Exhibit 4.06

Execution Copy

LIMITED LIABILITY COMPANY AGREEMENT

OF

LEHMAN BROTHERS HOLDINGS E-CAPITAL LLC I

Dated as of August 19, 2005

TABLE OF CONTENTS

ARTICLE I
DEFINED TERMS

Section 1.1.	Definitions

ARTICLE II
GENERAL PROVISIONS

Section 2.1.	Formation
Section 2.2.	Name
Section 2.3.	Purposes of the LLC
Section 2.4.	Term
Section 2.5.	Registered Agent and Office
Section 2.6.	Principal Place of Activity
Section 2.7.	Managing Member
Section 2.8.	Qualification to Conduct Activities
Section 2.9.	Admission of Holders of Preferred Securities
Section 2.10.	Consolidation, Merger or Sale of Assets

ARTICLE III
CAPITAL CONTRIBUTIONS; REPRESENTATION OF
PREFERRED SECURITY HOLDER’S INTEREST;
CAPITAL ACCOUNTS

Section 3.1.	Capital Contributions
Section 3.2.	Preferred Securities Holder’s Interest Represented by Preferred Securities
Section 3.3.	Establishment and Maintenance of Capital Accounts
Section 3.4.	Interest on Capital Contributions
Section 3.5.	Withdrawal and Return of Capital Contributions
Section 3.6.	Interests are Personal Property; No Title to Assets

ARTICLE IV
ALLOCATIONS

Section 4.1.	Profits and Losses
Section 4.2.	Regulatory Allocation Provisions
Section 4.3.	Tax Allocations
Section 4.4.	Additional Interest Allocation
Section 4.5.	Other Allocation Provisions

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ARTICLE V
ISSUANCE OF PREFERRED SECURITIES

Section 5.1.	General Provisions Regarding Preferred Securities

ARTICLE VI
DISTRIBUTIONS

Section 6.1.	Distributions
Section 6.2.	Mandatory Deferral
Section 6.3.	Optional Deferral
Section 6.4.	Rights and Remedies Upon Certain Arrearages
Section 6.5.	Limitations on Distributions
Section 6.6.	Withholding

ARTICLE VII
REDEMPTION OF PREFERRED SECURITIES

Section 7.1.	Optional Redemption
Section 7.2.	Mandatory Redemption
Section 7.3.	Special Event Redemption
Section 7.4.	Redemption Procedures

ARTICLE VIII
ENFORCEMENT EVENTS

Section 8.1.	Special Representative
Section 8.2.	Waiver
Section 8.3.	General Voting

ARTICLE IX
LLC INVESTMENTS

Section 9.1.	Initial Investments
Section 9.2.	Reinvestment of Payments Received by the Company
Section 9.3.	Sales of Affiliate Debt Instruments

ARTICLE X
BOOKS OF ACCOUNT, RECORDS AND REPORTS

Section 10.1.	Books and Records
Section 10.2.	Accounting Method
Section 10.3.	Annual Audit

ARTICLE XI
POWERS, RIGHTS AND DUTIES
OF THE NON-MANAGING MEMBERS

Section 11.1.	Limitations
Section 11.2.	Liability
Section 11.3.	Priority

ARTICLE XII
POWERS, RIGHTS AND DUTIES
OF THE MANAGING MEMBER

Section 12.1.	Authority
Section 12.2.	Powers and Duties of Managing Member
Section 12.3.	Covenants
Section 12.4.	Liability
Section 12.5.	Outside Activities
Section 12.6.	Limits on Managing Member’s Powers
Section 12.7.	Exculpation
Section 12.8.	Fiduciary Duty
Section 12.9.	Indemnification
Section 12.10.	Tax Matters

ARTICLE XIII
PAYMENT OF EXPENSES

Section 13.1.	Payment of LLC Expenses

ARTICLE XIV
EFFECT OF DEFERRALS

Section 14.1.	Limitation on Company Payments
Section 14.2.	Sale of Stock in the Event of Deferral of Distributions or Mandatory Deferral Event

ARTICLE XV
TRANSFERS OF INTERESTS BY MEMBERS

Section 15.1.	Transfer of Interests
Section 15.2.	Definitive Preferred Securities Certificates; Persons Deemed Preferred Securities Holders
Section 15.3.	Registrar and Paying Agent

ARTICLE XVI
WITHDRAWAL, DISSOLUTION;
LIQUIDATION AND DISTRIBUTION OF ASSETS

Section 16.1.	Withdrawal of Managing Member

Section 16.2.	Dissolution of the LLC
Section 16.3.	Liquidation
Section 16.4.	Distributions in Liquidation
Section 16.5.	Rights of Non-Managing Members
Section 16.6.	Termination

ARTICLE XVII
AMENDMENTS AND MEETINGS

Section 17.1.	General
Section 17.2.	Amendments
Section 17.3.	Amendment of Certificate
Section 17.4.	Meetings of Members

ARTICLE XVIII
MISCELLANEOUS

Section 18.1.	Notices
Section 18.2.	Power of Attorney
Section 18.3.	Entire Agreement
Section 18.4.	GOVERNING LAW
Section 18.5.	Effect
Section 18.6.	Pronouns and Number
Section 18.7.	Captions
Section 18.8.	Partial Enforceability
Section 18.9.	Counterparts
Section 18.10.	Waiver of Partition
Section 18.11.	Remedies

Schedule 1	List of Members
Annex A	Form of Preferred Security Certificate
Exhibit A	Form of Indenture for the Company
Exhibit B	Form of Investment Guarantee

LIMITED LIABILITY COMPANY AGREEMENT

OF

LEHMAN BROTHERS HOLDINGS E-CAPITAL LLC I

LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) of Lehman Brothers Holdings E-Capital LLC I, a Delaware limited liability company (the “LLC”), dated as of August 19, 2005, among Lehman Brothers Holdings Inc., a Delaware corporation, as managing member (the “Managing Member”), and Lehman Brothers Holdings E-Capital Trust I, a Delaware statutory trust, as non-managing member (the “Non-Managing Member”), and such other Persons (as defined herein) who become non-managing members as provided herein.

WHEREAS, the parties hereto are entering into this Agreement for the purpose of forming a limited liability company in accordance with the Act (as defined herein);

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
DEFINED TERMS

Section 1.1.                                   Definitions.  Unless the context otherwise requires, the terms defined in this Article I shall, for the purposes of this Agreement (including the preamble and recitals hereof), have the meanings herein specified. Terms used in this Agreement and not otherwise defined herein shall have the meanings ascribed to such terms in the Declaration of Trust.

“Act” means the Delaware Limited Liability Company Act, 6 Del. Code §18-101 et seq., as the same may be amended from time to time.

“Additional Interest” means any additional interest payable pursuant to the terms of the Registration Rights Agreement, dated as of August 19, 2005, by and among the Company, the LLC, the Trust and the initial purchasers named therein.

“Affiliate” means, with respect to any specified Person, any other Person that directly or indirectly controls or is controlled by, or is under common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Affiliate Debt Instrument” has the meaning set forth in Section 9.2(b) hereof.

“Agreement” means this Limited Liability Company Agreement, as it may be amended, modified or supplemented from time to time.

“Benchmark Fiscal Quarter” has the meaning set forth in Section 6.2(b) hereof.

“Business Day” means a day other than a Saturday or Sunday or a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close.

“Calculation Date” has the meaning set forth in Section 6.2(b) hereof.

“Capital Account” means the separate Capital Account maintained for each Member in accordance with Section 3.3 hereof.

“Capital Account Deficit” means, with respect to each Member, the deficit balance, if any, in such Member’s Capital Account as of the end of the relevant Fiscal Period, after giving effect to the following adjustments:

(a)                                  credit to such Capital Account any amounts which such Member is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of each of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Treasury Regulations; and

(b)                                 debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6) of the Treasury Regulations.

“Carrying Value” means, with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:

(a)  The initial Carrying Value of any asset contributed by a Member to the LLC shall be the gross fair market value of such asset at the time of such contribution, as reasonably determined by the Managing Member.

(b)  The Carrying Value of any of the LLC’s assets distributed to a Member shall be the gross fair market value of such asset on the date of distribution, as reasonably determined by the Managing Member.

(c)  The Carrying Values of all of the LLC’s assets shall be adjusted to equal their respective gross fair market values, as reasonably determined by the Managing Member using such reasonable method of valuation as it may adopt, as of the times listed below:

(i)                                     immediately prior to the acquisition of an additional interest in the LLC by a new or existing Member in exchange for more than a de minimis Capital Contribution, if it is determined by the Managing Member that such adjustment is necessary or appropriate to reflect the relative economic interests of the Members in the LLC;

(ii)                                  immediately prior to the distribution by the LLC to a Member of more than a de minimis amount of the LLC’s property as consideration for an interest in the LLC, if it is determined by the Managing Member that such adjustment is necessary or appropriate to reflect the relative economic interests of the Members in the LLC;

(iii)                               immediately prior to the liquidation of the LLC within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g) (other than by operation of Section 708(b)(1)(B) of the Code); and

(iv)                              immediately prior to such other times as the Managing Member shall reasonably determine necessary or advisable, in order to comply with Treasury Regulations Section 1.704-1(b) and 1.704-2.

(d)  The Carrying Values of the LLC assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Section 734(b) or Section 743(b) of the Code, but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m); provided, however, that Carrying Values shall not be adjusted pursuant to this subparagraph (d) to the extent that the Managing Member determines that an adjustment pursuant to subparagraph (b) or (c) is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (d).

(e)  If the Carrying Value of any of the LLC’s assets has been determined or adjusted pursuant to subparagraph (a), (c) or (d), such Carrying Value shall thereafter be adjusted by the depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

“Certificate” means the Certificate of Formation of the LLC, dated August 11, 2005, which was executed by the Managing Member and filed in the office of the Secretary of State of the State of Delaware on August 16, 2005, and all subsequent amendments thereto and restatements thereof.

“Change in Investment Company Act Law” means any change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority with the result that the LLC or Trust is or shall be considered and “investment company” that is required to be registered under the Investment Company Act.

“Closing Date” means the date on which Trust Preferred Securities are initially issued and sold.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor legislation.

“Commercially Reasonable Efforts” by the Company to sell its Common Shares or perpetual preferred stock means commercially reasonable efforts to complete the offer and sale of the Common Shares or perpetual preferred stock of the Company to third parties that are not Affiliates of the Company in public offerings or private placements; provided, that the Company shall be deemed to have used such Commercially Reasonable Efforts during a Market

Disruption Event regardless of whether the Company makes any offers or sales during such Market Disruption Event.

“Commission” means the Securities and Exchange Commission.

“Common Accreted Amount” means an amount equal to the initial capital contribution of the Managing Member (i) increased each quarter (a) at an annual rate of 3-Month LIBOR plus a margin equal to 2.78% until August 19, 2010 and thereafter at an annual rate of 3-Month LIBOR plus a margin equal to 3.78% times the then Common Accreted Amount and (b) by any amounts contributed from time to time with respect to the Managing Member Interest and (ii) decreased each quarter by any distributions made to the Managing Member.

“Common Return” means a cumulative amount equal to an annual rate of 3-Month LIBOR plus a margin equal to 2.78% until August 19, 2010 and thereafter an annual rate of 3-Month LIBOR plus a margin equal to 3.78% accruing from the Closing Date on the Common Accreted Amount of the Managing Member Interest, in each case on a quarterly basis.  The Common Return shall be calculated on the basis of a 360-day year and the actual number of days elapsed in each quarter.

“Common Shares” means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or nonvoting) of the Company’s common stock or common equity interests whether or not outstanding on the Closing Date, and includes, without limitation, all series and classes of such common stock.

“Company” means Lehman Brothers Holdings Inc., a Delaware corporation, and any of its successors.

“Company Debenture” has the meaning set forth in Section 9.1(a) hereof.

“Covered Person” means: (a) any officer, director, shareholder, partner, member, representative, employee or agent of (i) the LLC or (ii) any of the LLC’s Affiliates and (b) any Holder of Preferred Securities.

“Creditor” has the meaning set forth in Section 13.2(c) hereof.

“Declaration of Trust” means the Declaration of Trust, dated as of August 19, 2005, by and among the Company, as Sponsor, the Property Trustee, Chase Bank USA, National Association, as the Delaware Trustee and the Regular Trustees named therein as it may be amended, modified or supplemented from time to time.

“Distribution Payment Date” has the meaning set forth in Section 6.1(b)(i) hereof.

“Eligible Debt Securities” means negotiable instrument, or other securities of Persons that are not Affiliates of the Company represented by instruments in registered form that evidence any of the following: (a) any security issued or guaranteed as to principal or interest by the United States, or by a Person controlled or supervised by and acting as an instrumentality of the Government of the United States pursuant to authority granted by the Congress of the United States, or any certificate of deposit for any of the foregoing; (b) commercial paper issued pursuant to Section 3(a)(3) of the Securities Act and having, at the time of the investment or contractual commitment to invest therein, a rating from each of S&P and Moody’s in the highest rating category granted by such rating agency and having a maturity not in excess of nine months; (c) demand deposits, time deposits and certificates of deposit that are fully insured by the FDIC; (d) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the Government of the United States of America or any agency or instrumentality thereof, the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company that is an Eligible Institution and the deposits of which are insured by the FDIC; and (e) any other security that is identified as a permitted investment of a finance subsidiary pursuant to Rule 3a-5 under the Investment Company Act at the time it is acquired by the LLC.

“Eligible Institution” means a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank) (1)(i) that has either (A) a long-term unsecured debt rating of AA or better by S&P and Aa or better by Moody’s or (B) a short-term unsecured debt rating or a certificate of deposit rating of A-1+ or better by S&P and P-1 or better by Moody’s and (ii) the deposits of which are insured by the FDIC or (2)(i) the parent of which has a long-term or short-term unsecured debt rating that signifies investment grade and (ii) the deposits of which are insured by the FDIC.

“Enforcement Event” has the meaning set forth in Section 8.1(a) hereof.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended from time to time, or any successor legislation.

“Exchange Offer” means the Exchange Offer as defined in the Registration Rights Agreement.

“Exchange Preferred Securities” has the meaning set forth in Section 5.1(a) hereof.

“FDIC” means the Federal Deposit Insurance Corporation or any successor thereto.

“Fiscal Period” means each calendar quarter.

“Fiscal Year” means (i) the period commencing upon the formation of the LLC and ending on December 31, 2005, and (ii) any subsequent calendar year.

“GAAP” means, at any date or for any period, U.S. generally accepted accounting principles as in effect on such date or for such period.

“Holder” or “Holder of Preferred Securities” means a Non-Managing Member in whose name Preferred Securities are registered on the books and records of the LLC.

“Indemnified Person” means the Managing Member, any Special Representative, any Affiliate of the Managing Member or any Special Representative or any officers, directors,

shareholders, members, partners, employees, representatives or agents of the Managing Member or any Special Representative, or any of their respective Affiliates, or any representative, employee or agent of the LLC.

“Indenture” means any Indenture of the Company, a form of which is attached hereto as Exhibit A, including any supplemental indenture thereto, and any Investment Affiliate with respect to Affiliate Debt Instruments, which shall be substantially similar to the Indenture of the Company.

“Independent Financial Advisor” shall mean a nationally recognized investment banking firm which shall be designated by the Company and which firm (1) does not (and whose directors, officers, employees and Affiliates do not) have a direct or indirect material equity interest in the Company or any of its subsidiaries and (2) is either (a) ranked among the five largest underwriters of debt or preferred securities (in terms of U.S. dollar value) in the United States for the immediately preceding calendar year or (b) is approved by the Holders of a Majority in Liquidation Preference of Preferred Securities.

“Initial Capital Account” means the amount of the contribution by the Trust and the Managing Member in Sections 3.1(a) and (b) hereof.

“Initial Investments” means collectively, the Company Debenture and the Eligible Debt Securities to be purchased with the Initial LLC Proceeds.

“Initial LLC Proceeds” means the aggregate proceeds received by the LLC on the Closing Date from the sale of the Preferred Securities and the Managing Member Capital Contribution.

“Interest” means the entire limited liability company interest of a Member in the LLC at any particular time, including, without limitation, its interest in the capital, profits, and losses of, and distributions from, the LLC.

“Investment Affiliate” means the Company or any corporation, partnership, limited liability company or other entity (other than the LLC or the Trust) that is controlled by the Company for purposes of Rule 3a-5 under the Investment Company Act and is not an investment company by reason of Section 3(a) or 3(b) of the Investment Company Act or excepted from the definition of investment company by Section 3(c) of the Investment Company Act.

“Investment Company Act” means the Investment Company Act of 1940, as amended from time to time, or any successor legislation.

“Investment Company Event” means that the Managing Member shall have requested and received an opinion of nationally recognized independent legal counsel experienced in such matters to the effect that as a result of the occurrence on or after the date hereof of a Change in Investment Company Act Law, the LLC or the Trust is or shall be considered an “investment company” that is required to be registered under the Investment Company Act.

“Investment Event of Default” means an event of default under any Affiliate Debt Instrument.

“Investment Guarantee” means any guarantee by the Company with respect to payment of principal, interest and other payment terms of Affiliate Debt Instruments that are not issued by the Company, which shall be substantially similar to the form attached hereto as Exhibit B.

“Investment Offer” has the meaning specified in Section 9.2(b) hereof.

 “Liquidator” has the meaning specified in Section 15.3 hereof.

“LLC” has the meaning set forth in the preamble hereof.

“LLC Guarantee” means the Limited Liability Company Guarantee Agreement dated as of August 19, 2005 by the Company in favor of the Preferred Security Holders with respect to the Preferred Securities, as amended or supplemented from time to time.

“LLC Guarantee Trustee” means the trustee under the LLC Guarantee.

“London Business Day” means a day other than a Saturday or Sunday on which dealings in deposits in U.S. dollars are transacted, or with respect to any future date are expected to be transacted, in the London interbank market.

“Majority in Liquidation Preference of Preferred Securities” means Holders of more than 50% of the aggregate liquidation preference of all Preferred Securities then outstanding (excluding any Preferred Securities held by the Company or any of its Affiliates).

“Managing Member” means the Company and any managing member substituted therefor in accordance with this Agreement.

“Managing Member Capital Contribution” means the initial contribution by the Managing Member to the LLC pursuant to Section 3.1(a).

“Managing Member Interest” means the common Interest of the Managing Member in the LLC.

“Mandatory Deferral Event” has the meaning set forth in Section 6.2 hereof.

“Market Disruption Event” means the occurrence or existence of any of the following events or sets of circumstances:

(1)                                  the Company would be required to obtain the consent or approval of its shareholders or a regulatory body (including, without limitation, any securities exchange) or governmental authority to issue such Common Shares or perpetual preferred stock and such consent or approval has not yet been obtained notwithstanding the Company’s commercially reasonable efforts to obtain such consent or approval;

(2)                                  trading in securities generally on the New York Stock Exchange, the American Stock Exchange, the Nasdaq Stock Market or any other national securities, futures or options exchange or in the over-the-counter market, or trading in any securities of the Company (or any options or futures contracts related to such securities) on any exchange or in the over-the-counter market shall have been suspended or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction;

(3)                                  a banking moratorium shall have been declared by federal or state authorities of the United States such that market trading has been disrupted or ceased;

(4)                                  a material disruption shall have occurred in commercial banking or securities settlement or clearance services in the United States such that market trading has been disrupted or ceased;

(5)                                  the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States, there shall have been a declaration of a national emergency or war by the United States or there shall have occurred any other substantial, national or international calamity or crisis such that market trading has been disrupted or ceased;

(6)                                  there shall have occurred such a material adverse change in general domestic or international economic, political or financial conditions, including without limitation as a result of terrorist activities, or the effect of international conditions on the financial markets in the United States shall be such, as to make it, in the Company’s reasonable judgment, impracticable or inadvisable to proceed with the offer and sale of our common stock or preferred stock; or

(7)                                  an event occurs and is continuing as a result of which the offering document for such offer and sale of securities would, in the judgment of the Company, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and either (a) the disclosure of that event at such time, in the judgment of the Company, would have a material adverse effect on the business of the Company or (b) the disclosure relates to a previously undisclosed proposed or pending material business transaction, the disclosure of which would impede the ability of the Company to consummate such transaction, provided that no single suspension period contemplated by this subsection (7) shall exceed 90 consecutive days and multiple suspension periods contemplated by this subsection (7) shall not exceed an aggregate of 180 days in any 360-day period.

“Member Nonrecourse Debt” has the meaning ascribed to “partner nonrecourse debt” in Treasury Regulations Section 1.704-2(b)(4).

“Member Nonrecourse Debt Minimum Gain” means an amount with respect to each Member Nonrecourse Debt equal to the Minimum Gain that would result if such Member Nonrecourse Debt were treated as a nonrecourse liability (as defined in Treasury Regulations

Section 1.752-1(a)(2)) determined in accordance with Treasury Regulations Section 1.704-2(i)(3).

“Member Nonrecourse Deductions” has the meaning ascribed to “partner nonrecourse deductions” in Treasury Regulations Section 1.704-2(i)(2).

“Members” means the Managing Members and the Non-Managing Members, collectively, where no distinction is required by the context in which the term is used.

“Minimum Gain” means “partnership minimum gain” as that term is defined in Treasury Regulations Section 1.704-2(b)(2) and 1.704-2(d).

“Moody’s” means Moody’s Investors Service, Inc. or any successor thereto.

“New Capital Amount” means, at any date, the net proceeds (after underwriters’ or placement agents’ fees, commissions or discounts and other expenses relating to the issuances) received by the Company from issuances of its Common Shares or Perpetual Deferrable Preferred Stock (whether in one or more public offerings registered under the Securities Act or private placements or other transactions exempt from registration under the Securities Act) during the period commencing on the 90th day prior to such date, and which are designated by the Company’s board of directors at or before the time of issuance as available to pay distributions on the Preferred Securities.

“New Debt” has the meaning set forth in Section 9.2(b) hereof.

“Net Profits” means the excess of all Profits allocated pursuant to Section 4.1(a) hereof (other than pursuant to Section 4.1(a)(vi)) from the Closing Date over all Losses allocated pursuant to Section 4.1(b) hereof from the Closing Date.

“Non-Managing Member” means any Person who is admitted to the LLC as a non-managing member pursuant to the terms of this Agreement, in such Person’s capacity as a non-managing member of the LLC.

“Nonrecourse Deductions” has the meaning set forth in Treasury Regulations Section 1.704-2(b).  The amount of Nonrecourse Deductions of the LLC for a Fiscal Period equals the net increase, if any, in the amount of Minimum Gain of the LLC during that Fiscal Period, determined according to the provisions of Treasury Regulations Section 1.704-2(c).

“Original Preferred Securities” has the meaning set forth in Section 5.1(a) hereof.

“Parity Debt Securities” has the meaning set forth in Section 14.1 hereof.

“Parity Guarantees” has the meaning set forth in Section 14.1 hereof.

“Paying Agent” has the meaning set forth in Section 14.4(b) hereof.

“Payment Notice” has the meaning set forth in Section 6.4 hereof.

“Permitted Successor” has the meaning set forth in Section 14.1(b) hereof.

“Perpetual Deferrable Preferred Stock” means any perpetual preferred stock of the Company with limitations on the payment of dividends that are at least as restrictive as the limitations on Preferred Securities distributions described in Section 6.2 hereof.

“Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

“Power of Attorney” means the Power of Attorney granted pursuant to Section 17.2 hereof.

“Preferred Accreted Amount” means an amount equal to the initial capital contribution of the Holders of Preferred Securities (i) increased each quarter at an annual rate of 3-Month LIBOR plus a margin equal to 0.78% until August 19, 2010 and thereafter at an annual rate of 3-Month LIBOR plus a margin equal to 1.78% times the then Preferred Accreted Amount and (ii) decreased each quarter by any distributions made to Holders of Preferred Securities.

“Preferred Return” means a cumulative amount equal to an annual rate of 3-Month LIBOR plus a margin equal to 0.78% until August 19, 2010 and thereafter an annual rate of 3-Month LIBOR plus a margin equal to 1.78% accruing from the Closing Date on the Preferred Accreted Amount of the Preferred Securities, in each case on a quarterly basis.  The Preferred Return shall be calculated on the basis of a 360-day year and the actual number of days elapsed in each quarter.

“Preferred Non-Compounded Accrual Amount” means an amount for a Fiscal Period that is calculated in the same manner as the Preferred Return; provided, that it is calculated on the Initial Capital Account of the Preferred Securities, on a non-compounded basis and, provided, further, that such amount shall not exceed the difference between the Net Profits allocated to Holders of the Preferred Securities over distributions of the Preferred Return to Holders of the Preferred Securities from the Closing Date.  In the case of any partial redemption of the Preferred Securities, the Preferred Non-Compounded Accrual Amount shall be adjusted appropriately.

“Preferred Securities” mean the Interests of the Non-Managing Members with the preference and designation set forth in Section 5.1 hereof.  The Preferred Securities shall consist of the Original Preferred Securities and, if issued, the Exchange Preferred Securities.

“Preferred Security Certificate” means a certificate substantially in the form attached hereto as Annex A, evidencing the Preferred Securities held by a Non-Managing Member.

“Profits” and “Losses” means, for each Fiscal Period or other period, the taxable income or loss of the LLC, or particular items thereof, determined in accordance with the accounting method used by the LLC for U.S. federal income tax purposes with the following adjustments: (a) all items of income, gain, loss or deduction allocated pursuant to Section 4.2 or

Section 4.4 shall not be taken into account in computing such taxable income or loss; (b) any income of the LLC that is exempt from U.S. federal income taxation and not otherwise taken into account in computing Profits and Losses shall be added to such taxable income or loss; (c) if the Carrying Value of any asset differs from its adjusted tax basis for U.S. federal income tax purposes, any gain or loss resulting from a disposition of such asset shall be calculated with reference to such Carrying Value; (d) upon an adjustment to the Carrying Value (other than an adjustment in respect of depreciation) of any asset, pursuant to the definition of Carrying Value, the amount of the adjustment shall be included as gain or loss in computing such taxable income or loss; (e) if the Carrying Value of any asset differs from its adjusted tax basis for U.S. federal income tax purposes, the amount of depreciation, amortization or cost recovery deductions with respect to such asset for purposes of determining Profits and Losses, if any, shall be an amount which bears the same ratio to such Carrying Value as the U.S. federal income tax depreciation, amortization or other cost recovery deductions bears to such adjusted tax basis (provided, that if the U.S. federal income tax depreciation, amortization or other cost recovery deduction is zero, the Managing Member may use any reasonable method for purposes of determining depreciation, amortization or other cost recovery deductions in calculating Profits and Losses); and (f) except for items in (a) above, any expenditures of the LLC not deductible in computing taxable income or loss, not properly capitalizable and not otherwise taken into account in computing Profits and Losses pursuant to this definition shall be treated as deductible items.

“Property Trustee” means the entity that acts as such under the Declaration of Trust.

“Rating Agency” means (i) any of S&P, Moody’s, Duff & Phelps Credit Rating Co. and Fitch Ratings or (ii) any other “nationally recognized statistical rating organization” as defined by the Commission.

“Record Date” means a date determined as such by the Managing Member; provided, that such date shall be at least one Business Day prior to the relevant payment dates.

“Redemption Date” has the meaning set forth in Section 7.4(c) hereof.

“Redemption Notice” has the meaning set forth in Section 7.3 hereof.

“Redemption Price” has the meaning set forth in Section 7.1 hereof.

“Registrar” has the meaning set forth in Section 14.4(b) hereof.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date hereof, among the Company, the LLC, the Trust and the Initial Purchasers named therein, as such agreement may be amended, modified or supplemented from time to time.

“Reinvestment Criteria” has the meaning specified in Section 9.2(c) hereof.

“Required Sale Proceeds” has the meaning set forth in Section 14.2 hereof.

“Securities Act” means the U.S. Securities Act of 1933, as amended from time to time, or any successor legislation.

“S&P” means Standard & Poor’s Ratings Services or any successor thereof.

“Sharing Ratio” has the meaning set forth in Section 4.1(a)(iv) hereof.

“Simple Distribution” on any Distribution Payment Date means the amounts that accumulated over the Fiscal Period ending on such Distribution Payment Date at an annual rate of 3-Month LIBOR plus a margin equal to 0.78% times the Initial Capital Account of the Preferred Securities until August 19, 2010 and from and after August 19, 2010, an annual rate of 3-Month LIBOR plus a margin equal to 1.78% times the Initial Capital Account of the Preferred Securities.

“Special Event” means either a Tax Event or an Investment Company Event.

“Special Representative” has the meaning set forth in Section 8.1(a) hereof.

“Successor Securities” has the meaning set forth in Section 2.10 hereof.

“Super Majority” has the meaning set forth in Section 8.2(a)(2) hereof.

“Tangible Common Stockholders’ Equity Amount” means, as of any quarter end and subject to the adjustments permitted by Section 6.2 hereof, the Company’s common stockholders’ equity minus identifiable intangible assets and goodwill, in each case as reflected on the Company’s consolidated GAAP balance sheet as of such quarter end.

“Tax Event” means that the Managing Member shall have requested and received an opinion of nationally recognized independent tax counsel experienced in such matters to the effect that there has been a Tax Action (as defined below) that affects any of the events described in (i) through (iii) below and that there is more than an insubstantial risk that (i) the LLC or the Trust is, or will be, subject to United States federal income tax with respect to income accrued or received on the Affiliate Debt Instrument or the Eligible Debt Securities, (ii) the LLC or the Trust is, or will be, subject to more than a de minimis amount of other taxes, duties or other governmental charges or (iii) interest payable by an Investment Affiliate with respect to any Affiliate Debt Instrument issued by such Investment Affiliate to the LLC or the Trust is not, or shall not be, deductible by such Investment Affiliate for United States federal income tax purposes.  “Tax Action” means (a) an amendment to, change in or announced proposed change in the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, (b) a judicial decision interpreting, applying or clarifying such laws or regulations, (c) an administrative pronouncement or action that represents an official position (including a clarification of an official position) of the governmental authority or regulatory body making such administrative pronouncement or taking such action, or (d) a threatened challenge asserted in connection with an audit of the Company or any of its subsidiaries, the LLC, or the Trust, or a threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the Affiliate Debt Instruments (including the Company Debenture), the Preferred Securities, or the Trust Preferred Securities, which amendment or change is adopted or which decision, pronouncement or proposed change is announced or which action, clarification or challenge occurs on or after the Closing Date related to the issuance of the Trust Preferred Securities.

“Tax Matters Member” means the Managing Member designated as the “tax matters partner” in Section 12.10(a) hereof.

“10% in Liquidation Preference” means Holders of at least 10% of the aggregate liquidation preference of the Preferred Securities (excluding any Preferred Securities held by the Company or any of its Affiliates).

“3-Month LIBOR” means the rate (expressed as a percentage per annum) for deposits in U.S. dollars for a three-month period that appears on Telerate Page 3750 as of 11:00 a.m. (London time) on the second London Business Day immediately preceding the first day of such distribution period.  The term “Telerate Page 3750” means the display on Bridge Telerate, Inc. on page 3750 or any successor service or page for the purpose of displaying the London interbank offered rates of major banks.

If 3-month LIBOR cannot be determined as described above, the Managing Member shall select four major banks in the London interbank market.  The Managing Member shall request that the principal London offices of those four selected banks provide their offered quotations to prime banks in the London interbank market at approximately 11:00 a.m., London time, on the second London Business Day immediately preceding the first day of such distribution period.  These quotations will be for deposits in U.S. dollars for a three-month period.  Offered quotations must be based on a principal amount equal to an amount that is representative of a single transaction in U.S. dollars in the market at the time.

If two or more quotations are provided, 3-month LIBOR for the applicable distribution period will be the arithmetic mean of the quotations.  If fewer than two quotations are provided, the Managing Member shall select three major rates quoted by those three major banks in New York City time, on the second London Business Day immediately preceding the first day of such distribution period.  The rates quoted will be for loans in U.S. dollars, for a three-month period.  Rates quoted must be based on a principal amount equal to an amount that is representative of a single transaction in U.S. dollars in the market at the time.  If fewer than three New York City banks selected by the Managing Member are quoting rates, 3-month LIBOR for the applicable distribution period will be the same as for the immediately preceding distribution period.

All percentages resulting from any interest rate calculation will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point.

 “Trailing Two Quarters Consolidated Net Income Amount” means, as of the last day of any fiscal quarter, the sum of the Company’s consolidated net income for the two fiscal quarters ending as of the last day of such fiscal quarter.

“Treasury Regulations” means the income tax regulations, including temporary and proposed regulations, promulgated under the Code by the United States Department of the Treasury, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“Trust” means Lehman Brothers Holdings E-Capital Trust I, a Delaware statutory trust, formed under the Declaration of Trust.

“Trust Common Securities” means the Trust Common Securities issued by the Trust.

“Trust Guarantee” means the Trust Guarantee Agreement, dated as of August 19, 2005, entered into by the Company, as Guarantor, for the benefit of the holders of the Trust Securities.

“Trust Preferred Securities” means the Trust Preferred Securities issued by the Trust.

“Trust Securities” means, collectively, the Trust Preferred Securities and the Trust Common Securities.

ARTICLE II
GENERAL PROVISIONS

Section 2.1.                                   Formation.  The parties hereto agree to form a limited liability company pursuant to the Act and agree that the rights, duties and liabilities of the Managing Member and Non-Managing Members shall be as provided in the Act, except as otherwise provided herein.  The Managing Member shall make every reasonable effort to assure that all certificates and documents are properly executed and shall accomplish all filing, recording, publishing and other acts necessary or appropriate for compliance with all the requirements for the continuation of the LLC as a limited liability company under the Act and under all other laws of the State of Delaware or such other jurisdictions in which the Managing Member determines that the LLC may conduct activities or as otherwise deemed advisable by the Managing Member.  Barrett S. DiPaolo is hereby designated as an “authorized person” (within the meaning of the Act) to execute, deliver and file with the Secretary of State of the State of Delaware, the Certificate.  Upon the filing of the Certificate, Barrett S. DiPaolo’s powers shall cease and the Managing Member shall thereafter become the “authorized person” (within the meaning of the Act).

Section 2.2                                      Name.  The name of the LLC is “Lehman Brothers Holdings E-Capital LLC I”, as such name may be modified from time to time by the Managing Member following written notice to the Non-Managing Members; provided, that such name shall contain the words “Limited Liability Company” or the letters “LLC”.

Section 2.3.                                   Purposes of the LLC.  The purposes of the LLC are (a) to issue Interests in the LLC in the form of Preferred Securities, (b) to issue Interests in the LLC in the form of the Managing Member Interest, (c) to receive the Managing Member Capital Contribution and any additional proceeds contributed by the Managing Member from time to time with respect to the Managing Member Interest to the extent permitted herein, (d) to use the Initial LLC Proceeds to purchase, as an investment, the Initial Investments, (e) to receive interest and other payments on the Affiliate Debt Instruments and the Eligible Debt Securities held by the LLC from time to time, (f) to make distributions on the Preferred Securities and distributions on the Managing Member Interest to the extent provided herein, (g) subject to the restrictions and conditions contained in this Agreement, from time to time to make additional investments in Affiliate Debt Instruments and Eligible Debt Securities and to dispose of any such investments in accordance with the terms hereof and (h) except as otherwise limited herein, to enter into, make and perform all contracts and other undertakings, and engage in those activities and transactions as the Managing Member may reasonably deem necessary or advisable for the carrying out of the foregoing purposes of the LLC. The LLC may not engage in any other activities or operations, including, without limitation, the issuance of indebtedness, except as contemplated by this Section 2.3.

Section 2.4.                                   Term.  The term of the LLC shall commence upon the filing of the Certificate in the Office of the Secretary of State of the State of Delaware and shall continue until the LLC is dissolved in accordance with the provisions of this Agreement.

Section 2.5.                                   Registered Agent and Office.  The LLC’s registered agent and office in Delaware shall be Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808. At any time, the Managing Member may designate another registered agent and/or registered office.

Section 2.6.                                   Principal Place of Activity.  The principal place of activity of the LLC shall be: c/o Lehman Brothers Holdings Inc., 745 Seventh Avenue, New York, New York 10019. Upon 10 days’ written notice to the Non-Managing Members, the Managing Member may change the location of the LLC’s principal place of activity; provided, that such change has no material adverse effect upon any Member.

Section 2.7.                                   Managing Member.  (a)  The name and address of the Managing Member are as follows:

Lehman Brothers Holdings Inc.
745 Seventh Avenue
New York, New York 10019

The Managing Member may change its name or address from time to time, in which event the Managing Member shall promptly notify the Non-Managing Members of any such change.

(b)                                 Upon execution of this Agreement, which execution shall be deemed to constitute a request by the Managing Member that the books and records of the LLC reflect the Managing Member’s admission as the Managing Member, the Managing Member shall be admitted to the LLC as a the Managing Member and shall become bound by this Agreement.

Section 2.8.                                   Qualification to Conduct Activities.  The Managing Member shall cause the LLC to become qualified, formed or registered under the applicable qualification, fictitious name or similar laws of any jurisdiction in which the LLC conducts activities.

Section 2.9.                                   Admission of Holders of Preferred Securities.

(a)                                  Upon execution of this Agreement, which execution shall be deemed to constitute a request by such Person that the books and records of the LLC reflect such Person’s admission as a Non-Managing Member, such Person shall be admitted to the LLC as a Non-Managing Member and shall become bound by this Agreement.

(b)                                 The name and mailing address of each Member and the amount contributed by such LLC to the capital of the LLC shall be listed on the books and records of the LLC. The Managing Member shall be required to update the books and records from time to time as necessary to accurately reflect such information.

Section 2.10.                             Consolidation, Merger or Sale of Assets.  The LLC may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any corporation or other body, except as permitted pursuant to this Section 2.10. The LLC may, without the consent of the Holders of the Preferred Securities, consolidate, amalgamate, merge with or into, or be replaced by a limited partnership, limited liability company or trust organized as such under the laws of any state of the United States of America; provided, that (i) if the LLC is not the survivor, such successor entity either (x) expressly assumes all of the obligations of the LLC under the Preferred Securities or (y) substitutes for the Preferred Securities other securities having substantially the same terms as the Preferred Securities (the “Successor Securities”) so long as the Successor Securities are not junior to any other equity securities of the successor entity, with respect to participation in the profits and distributions, and in the assets, of the successor entity, (ii) the issuers of the Affiliate Debt Instruments expressly acknowledge such successor entity as the holder of the Affiliate Debt Instruments, (iii) such merger, consolidation, amalgamation or replacement does not cause the Trust Preferred Securities to be downgraded by any Rating Agency, (iv) such merger, consolidation, amalgamation or replacement does not adversely affect the powers, preferences and other special rights of the holders of the Trust Preferred Securities or the Holders of the Preferred Securities (including any Successor Securities) in any material respect (other than, in the case of the Preferred Securities, with respect to any dilution of the Holders’ interest in the new resulting entity), (v) such successor entity has a purpose substantially identical to that of the LLC, (vi) the Company guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the LLC Guarantee and (vii) prior to such merger, consolidation, amalgamation or replacement, the Company has received an opinion of nationally recognized independent counsel to the LLC experienced in such matters to the effect that (A) such merger, consolidation, amalgamation or replacement does not adversely affect the powers, preferences and other special rights of the holders of the Trust Preferred Securities or the Holders of the Preferred Securities (including any Successor Securities) in any material respect (other than, in the case of the Preferred Securities, with respect to any dilution of the Holders’ interest in the new resulting entity), (B) such merger, consolidation, amalgamation or replacement shall not cause either the LLC (or the successor entity) or the Trust to be classified as an association or a publicly traded partnership taxable as a corporation for United States federal income tax purposes, (C) following such merger, consolidation, amalgamation or replacement, the LLC (or the successor entity) and the Trust shall be in compliance with the Investment Company Act without registering thereunder as an investment company, and (D) such merger, consolidation, amalgamation or replacement shall not adversely affect the limited liability of the Holders of the Preferred Securities.

ARTICLE III
CAPITAL CONTRIBUTIONS; REPRESENTATION OF
PREFERRED SECURITY HOLDER’S INTEREST;
CAPITAL ACCOUNTS

Section 3.1.                                   Capital Contributions.

(a)                                  Contemporaneous with the issuance of the Preferred Securities, the Managing Member shall contribute cash to the LLC in an amount equal to at least 5% of the total capital contributions to the LLC (the “Managing Member Capital Contribution”) after taking into account the contribution of the Trust referred to in Section 3.1(b), and receive the Managing Member Interest.

(b)                                 On the Closing Date, the Trust shall, in exchange for Preferred Securities in the LLC, contribute to the capital of the LLC on behalf of the Trust an amount in cash equal to the gross proceeds from the sale of the Trust Securities. On such date, the Trust shall be the sole Non-Managing Member.

(c)                                  No Non-Managing Member shall at any time be required to make any additional capital contributions to the LLC, except as may be required by law.

Section 3.2.                                   Preferred Securities Holder’s Interest Represented by Preferred Securities.  A Preferred Securities Holder’s Interest shall be represented by the Preferred Securities. Each Preferred Securities Holder’s respective ownership of Preferred Securities shall be set forth on the books and records of the LLC.

Section 3.3.                                   Establishment and Maintenance of Capital Accounts.  A separate capital account (a “Capital Account”) shall be established and maintained for each Member.  The Capital Account of each Member shall be credited with any such Member’s capital contributions, if any, to the LLC, all Profits allocated to such Member pursuant to Section 4.1 and any items of income or gain that are specially allocated pursuant to Section 4.2 or Section 4.4; and shall be debited with all Losses allocated to such Member pursuant to Section 4.1, any items of loss or deduction of the LLC specially allocated to such Member pursuant to Section 4.2, and all cash and the Carrying Value of any property (net of liabilities assumed by such Member and the liabilities to which such property is subject) distributed by the LLC to such Member.  To the extent not provided for in the preceding sentence, the Capital Accounts of the Members shall be adjusted and maintained in accordance with the rules of Treasury Regulations Section 1.704-1(b)(2)(iv), as the same may be amended or revised.  Any references in any section of this Agreement to the Capital Account of a Member shall be deemed to refer to such Capital Account as the same may be credited or debited from time to time as set forth above.  In the event of any transfer of any Interest in the LLC in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Interest.

Section 3.4.                                   Interest on Capital Contributions.  Except as provided herein, no Member shall be entitled to interest on or with respect to any capital contribution to the LLC.

Section 3.5.                                   Withdrawal and Return of Capital Contributions.  No Member shall be entitled to withdraw any part of such Member’s capital contribution to the LLC. No

Member shall be entitled to receive any distributions from the LLC, except as provided in this Agreement.

Section 3.6.                                   Interests are Personal Property; No Title to Assets.  Each Member hereby agrees that its Interest in the LLC shall for all purposes be personal property. No Member shall have an interest in specific LLC property.

ARTICLE IV
ALLOCATIONS

Section 4.1.                                   Profits and Losses.  After giving effect to the special allocation provisions set forth in Section 4.2 and Section 4.4, which special allocations shall take precedence over any allocations made pursuant to this Section 4.1,

(a)                                  the LLC’s Profits for each Fiscal Period of the LLC shall be allocated as follows:

(i)                                     FIRST, to the Managing Member in an amount equal to the excess, if any, of (x) all Losses, if any, allocated to the Managing Member from the date of issuance of the Managing Member Interest through and including the close of such Fiscal Period pursuant to Section 4.1(b)(iii) below over (y) the amount of Profits, if any, allocated to the Managing Member pursuant to this Section 4.1(a)(i).

(ii)                                  SECOND, to the Holders of Preferred Securities in an amount equal to the excess, if any, of (x) all Losses, if any, allocated to such Holders from the date of issuance of the Preferred Securities through and including the close of such Fiscal Period pursuant to Section 4.1(b)(ii) below over (y) the amount of Profits, if any, allocated to such Holders pursuant to this Section 4.1(a)(ii) in all prior Fiscal Periods.

(iii)                               THIRD, to the Holders of the Preferred Securities, an amount of Profits equal to the excess of (x) the Preferred Return as of the last day of such Fiscal Period over (y) the amount of Profits allocated to the Holders of the Preferred Securities pursuant to this Section 4.1(a)(iii) in all prior Fiscal Periods.

(iv)                              FOURTH, to the Holder of the Managing Member Interest in an amount equal to the excess, if any, of (x) all Losses, if any, allocated such Holder from the date of issuance of the Managing Member Interest through and including the close of such Fiscal Period pursuant to Section 4.1(b)(i) below over (y) the amount of Profits, if any, allocated to such Holder pursuant to this Section 4.1(a)(iv) in all prior Fiscal Periods.

(v)                                 FIFTH, to the Holder of the Managing Member Interest, an amount of Profits equal to the excess of (x) the Common Return of the last day of such Fiscal Period over (y) the amount of Profits allocated to the Holder of the Managing Member Interest pursuant to this Section 4.1(a)(v) in all prior Fiscal Periods.

(vi)                              LAST, any remaining Profits shall be allocated 50% to the Holders of Preferred Securities and 50% to the Managing Member (the “Sharing Ratio”).

(b)                                 The LLC’s Losses for any Fiscal Period shall be allocated as follows:

(i)                                     FIRST, to the Managing Member until the balance of the Managing Member’s Capital Account is reduced to zero.

(ii)                                  SECOND, to the Holders of the Preferred Securities until the Capital Account balances of such Holders are reduced to zero.

(iii)                               THIRD, any remaining Loss shall be allocated to the Managing Member.

(c)                                  Daily Determination. For purposes of determining the Profits, Losses or any other items allocable to any period, Profits, Losses and any such other items shall be determined on a daily basis, unless the Managing Member determines that another method is permissible under Section 704 of the Code and the Treasury Regulations promulgated thereunder. Unless otherwise specified, such Profits, Losses or other items shall be determined for each Fiscal Period.

Section 4.2.                                   Regulatory Allocation Provisions.  Notwithstanding any other provision in this Article IV:

(a)                                  Minimum Gain Chargeback.  If there is a net decrease in Minimum Gain or Member Nonrecourse Debt Minimum Gain (determined in accordance with the principles of Treasury Regulations Sections 1.704-2(d) and 1.704-2(i)) during any LLC taxable year, the Members shall be specially allocated items of LLC income and gain for such year (and, if necessary, subsequent years) in an amount equal to their respective shares of such net decrease during such year, determined pursuant to Treasury Regulations Sections 1.704-2(g) and 1.704-2(i)(5).  The items to be so allocated shall be determined in accordance with Treasury Regulations Section 1.704-2(f).  This Section 4.2(a) is intended to comply with the minimum gain chargeback requirements in such Treasury Regulations Sections and shall be interpreted consistently therewith; including that no chargeback shall be required to the extent of the exceptions provided in Treasury Regulations Sections 1.704-2(f) and 1.704-2(i)(4).

(b)                                 Qualified Income Offset.  If any Member unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of LLC income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate the deficit balance in such Member’s Capital Account Deficit created by such adjustments, allocations or distributions as promptly as possible; provided, that an allocation pursuant to this Section 4.2(b) shall be made only to the extent that a Member would have an Capital Account Deficit in excess of such sum after all other allocations provided for in this Article IV have been tentatively made as if this Section 4.2(b) were not in this Agreement.  This Section 4.2(b) is intended to comply with the “qualified income offset” requirement of the Code and shall be interpreted consistently therewith.

(c)                                  Gross Income Allocation.  If any Member has an Capital Account Deficit at the end of any Fiscal Period, each such Member shall be specially allocated items of LLC income and gain in such an Capital Account Deficit as quickly as possible; provided, that an allocation pursuant to this Section 4.2(c) shall be made only if and to the extent that a Member would have an Capital Account Deficit after all other allocations provided for in this Article IV have been tentatively made as if Section 4.2(b) and this Section 4.2(c) were not in this Agreement.

(d)                                 Nonrecourse Deductions.  Nonrecourse Deductions shall be allocated to the Members in proportion to their respective Capital Accounts.

(e)                                  Member Nonrecourse Deductions.  Member Nonrecourse Deductions for any taxable period shall be allocated to the Member who bears the economic risk of loss with respect to the liability to which such Member Nonrecourse Deductions are attributable in accordance with Treasury Regulations Section 1.704-2(j).

(f)                                    Subsequent Allocations.  Any special allocations of income or gain pursuant to Sections 4.2(b) or 4.2(c) hereof shall be taken into account in computing subsequent allocations pursuant to Section 4.1 and this Section 4.2(f), so that the net amount of any items so allocated and all other items allocated to each Member shall, to the extent possible, be equal to the net amount that would have been allocated to each Member if such allocations pursuant to Sections 4.2(b) or 4.2(c) had not occurred.

Section 4.3.                                   Tax Allocations.  For income tax purposes, each item of income, gain, loss and deduction of the LLC shall be allocated among the Members in the same manner as the corresponding items of Profits and Losses and specially allocated items are allocated for Capital Account purposes; provided, that in the case of any asset the Carrying Value of which differs from its adjusted tax basis for U.S. federal income tax purposes, income, gain, loss and deduction with respect to such asset shall be allocated solely for income tax purposes in accordance with the principles of Sections 704(b) and (c) of the Code (in any manner determined by the Tax Matters Member) so as to take account of the difference between Carrying Value and adjusted basis of such asset.  Notwithstanding the foregoing, the Tax Matters Member shall make such allocations for tax purposes as may be needed to ensure that allocations are in accordance with the interests of the Members, within the meaning of the Code and Treasury Regulations.

Section 4.4.                                   Additional Interest Allocation.  Any Additional Interest shall be allocated solely to the holders of Preferred Securities.

Section 4.5.                                   Other Allocation Provisions.  The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such regulations.  Sections 4.1 to 4.4 may be amended at any time by the Managing Member if necessary, in the opinion of tax counsel to the LLC, to comply with such regulations, so long as any such amendment does not materially change the relative economic interests of the Members.

ARTICLE V
ISSUANCE OF PREFERRED SECURITIES

Section 5.1.                                   General Provisions Regarding Preferred Securities.

(a)                                  There is hereby authorized for issuance and sale 300,001 Preferred Securities having an aggregate liquidation preference of $1,000 per Preferred Security (the “Original Preferred Securities”), with an aggregate liquidation preference not greater than $300,001,000 and having the designation, annual distribution rate, liquidation preference, redemption terms, and other powers, preferences and special rights and limitations set forth in this Agreement.  The Original Preferred Securities shall be issued on the date of this Agreement.

(b)                                 In addition, the LLC may issue Preferred Securities representing an additional class of Preferred Securities to be issued only in exchange for all or part of the Original Trust Preferred Securities (the “Exchange Preferred Securities”); provided, however, that the aggregate number of issued and outstanding Preferred Securities shall not at any time exceed 300,001, less the number of any Preferred Securities redeemed pursuant to Article VII.  The Original Preferred Securities and Exchange Preferred Securities together shall be designated the “Floating Rate Preferred Securities”.  The Preferred Securities shall be issued in registered form only.

(c)                                  There is hereby authorized for issuance and sale the Managing Member Interest.  The Managing Member Interest shall be issued on the date of this Agreement.

(d)                                 The LLC may not issue any interests in the LLC other than the Preferred Securities and the Managing Member Interest; provided, that the LLC may accept additional capital contributions from the Managing Member with respect to the Managing Member Interest of funds from the Company resulting from the sale of the Company’s Common Shares or perpetual preferred stock for purposes of enabling the payment of distributions, as described in Article XIV, or from the sale of the Company’s Common Shares or Perpetual Deferrable Preferred Stock for purposes of the payments in connection with a Mandatory Deferral Event, as described in Article VI.

(e)                                  No Holder shall be entitled as a matter of right to subscribe for or purchase, or have any preemptive right with respect to, any part of any new or additional Preferred Securities, or of securities convertible into any Preferred Securities, whether now or hereafter authorized and whether issued for cash or other consideration or by way of a distribution.

(f)                                    The Holders of Preferred Securities hereby authorize the LLC Guarantee Trustee to hold the LLC Guarantee on behalf of the Holders of Preferred Securities. In the event of an appointment of a Special Representative pursuant to Section 8.1(a), the Special Representative is hereby authorized on behalf of the Holders of Preferred Securities to take possession of the LLC Guarantee to enforce the LLC Guarantee on their behalf. If no Special Representative has been appointed to enforce the LLC Guarantee, the LLC Guarantee Trustee is hereby authorized on behalf of the Holders of Preferred Securities to enforce the LLC Guarantee on their behalf, subject to the rights of the Holders of Preferred Securities pursuant to Section 8.1(d).

The Holders of Preferred Securities hereby acknowledge and agree to the subordination provisions in, and other terms of, the LLC Guarantee.

(g)                                 If the Original Preferred Securities are exchanged for Exchange Preferred Securities upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the LLC will issue one or more certificates representing Exchange Preferred Securities in an aggregate principal amount equal to the principal amount of the Original Preferred Securities accepted for exchange in the Exchange Offer.  Concurrently with the issuance of such Exchange Preferred Securities, the LLC will cause any Original Preferred Securities tendered in the Exchange Offer to be cancelled.

ARTICLE VI
DISTRIBUTIONS

Section 6.1.                                   Distributions.

(a)                                  Any distributions from the LLC shall be made first to Holders of Preferred Securities up to an amount equal to the Preferred Return and any Additional Interest, second to the Managing Member with respect to its Managing Member Interest up to an amount equal to its Common Return, and third, to Holders of Preferred Securities and the Managing Member in proportion to the Sharing Ratio, in each case, to the extent such amounts have not been previously distributed; provided, that no distribution may be made to the Managing Member if after such distribution, the Capital Account in respect of the Managing Member Interest would be below the Managing Member Capital Contribution, except pursuant to Section 16.4.  Any payment of a distribution on a Distribution Payment Date shall first be allocated to payment of the Simple Distribution due on that Distribution Payment Date.  Any payment of distributions in excess of the amount of the Simple Distribution due on that Distribution Payment Date shall be applied first against any then existing accumulated and unpaid Simple Distributions, in chronological order, and then against any unpaid Preferred Return, and then against any unpaid Common Return.  Once a deferred Simple Distribution for any prior Distribution Payment Date has been paid, that Distribution Payment Date shall no longer be included for purposes of calculating the 20- and 28-Distribution Payment Date triggers referred to in Sections 6.2, 6.4, 8.1, 14.2 and 16.2.

(b)                                 (i)  Distributions on the Preferred Securities of the Preferred Non-Compounded Accrual Amount accumulated for the relevant Fiscal Period shall be payable quarterly in arrears on February 19, May 19, August 19 and November 19 of each year, commencing on November 21, 2005 (each a “Distribution Payment Date”).  The Managing Member shall be permitted to make distribution payments dates other than those listed in the preceding sentence.  In the event that any date on which any distributions are payable on the Preferred Securities is not a Business Day and a London Business Day, payment of such distribution shall be made on the next succeeding day which is a Business Day and a London Business Day unless such day falls in the next calendar month, in which case the Distribution Payment Date shall be the immediately preceding Business Day and London Business Day.  Distributions will accrue to the date that such distributions are actually paid.

(ii)                                  All distributions shall be payable to the Holders as they appear on the books and records of the LLC on the relevant Record Date. If the Trust or the Property Trustee is the Holder of the Preferred Securities, all distributions of cash shall be made by wire transfer of same day funds to such Holder by 10:00 a.m., New York City time, on the applicable Distribution Payment Date. Distributions payable on any Preferred Securities that are not punctually paid on any Distribution Payment Date shall cease to be payable to the Person in whose name such Preferred Securities are registered on the relevant Record Date, and such distribution shall instead be payable to the Person in whose name such Preferred Securities are registered on the special Record Date or other specified date for payment of such defaulted or accumulated distribution.

(c)                                  If the Managing Member shall determine a Simple Distribution for any Fiscal Period shall not be paid on a scheduled Distribution Payment Date pursuant to Section 6.3 below, the Managing Member shall give notice of its determination not to pay such distribution to the Holders of Preferred Securities.

Section 6.2.                                   Mandatory Deferral.

(a)                                  So long as any Mandatory Deferral Event has occurred and is continuing, the LLC shall not pay any distributions on the Preferred Securities in excess of the New Capital Amount and shall not pay any distributions on the Managing Member Interest; provided, that if any cash proceeds received from the issuance and sale of the Company’s Common Shares or the Company’s Perpetual Deferrable Preferred Stock are contributed to the LLC by the Managing Member, the LLC shall pay distributions to the Holders of the Preferred Securities in the amount of the proceeds received to the extent such proceeds do not exceed Net Profits allocated to Holders of Preferred Securities since the Closing Date over distributions of the Preferred Return to Holders of Preferred Securities since the Closing Date; provided, however, that the Company may not issue Perpetual Deferrable Preferred Stock for an amount in excess of $75,000,000 for all Mandatory Deferral Events.

(b)                                 A “Mandatory Deferral Event” shall occur if on any 20th day prior to a Distribution Payment Date (each, a “Calculation Date”):

(i)                                     the Trailing Two Quarters Consolidated Net Income Amount is zero or a negative amount for the two fiscal quarter period ending on the last day of the Company’s fiscal quarter that is two fiscal quarters prior to the most recently completed fiscal quarter before that Calculation Date; and

(ii)                                  the Tangible Common Stockholders’ Equity Amount as of the end of the Company’s most recently completed fiscal quarter before that Calculation Date and as of the end of the Company’s fiscal quarter that is two fiscal quarters before the Company’s most recently completed fiscal quarter before that calculation date has declined by 10% or more as compared to the Tangible Common Stockholders’ Equity Amount at the end of the Company’s fiscal quarter ending six quarters prior to the Company’s most recently completed fiscal quarter before that Calculation Date (the “Benchmark Fiscal Quarter”).

(c)                                  If the Company fails either of the tests set forth under paragraph (b) of this Section 6.2 for any Calculation Date, the restriction on distributions set forth in paragraph (a) of this Section 6.2 shall continue until the Company is able to satisfy both tests set forth in paragraph (b) of this Section 6.2 for a Calculation Date and the Tangible Common Stockholders’ Equity Amount has increased, or has declined by less than 10%, in either case as compared to the Tangible Common Stockholders’ Equity Amount at the end of the Benchmark Fiscal Quarter for each Calculation Date as to which restrictions were imposed under Section 6.2(b)(ii);

(d)                                 All financial terms used in this Section 6.2 shall be determined in accordance with GAAP as applied to and reflected in the Company’s consolidated financial statements as of the relevant dates, except (i) that the Company’s common stockholders’ equity and consolidated net income at any date and for any period shall be adjusted to exclude extraordinary items, unusual items and infrequently occurring items as defined in Accounting Principles Bulletin 30, goodwill impairment as defined in Financial Accounting Standards Board Statements of Financial Accounting Standards No. 142 and amounts relating to discontinued operations as defined in Financial Accounting Standards Board Statements of Financial Accounting Standards No. 144 and (ii) as provided in the next sentence.  If because of a change in GAAP that results in a cumulative effect of a change in accounting principle or a restatement, either (i) the Company’s consolidated net income is higher or lower than it would have been absent such change, then, for purposes of calculating the calculations described in paragraph (b)(i) of this Section 6.2, commencing with the fiscal quarter for which such changes in GAAP becomes effective, such consolidated net income shall be calculated on a pro forma basis as if such changes had not occurred; or (ii) the Tangible Common Stockholders’ Equity Amount as of a fiscal quarter end is higher or lower than it would have been absent such change, then, for purposes of the calculations described in paragraph (b)(ii) of this Section 6.2, the Tangible Common Stockholders’ Equity Amount shall be calculated on a pro forma basis as if such change had not occurred.

(e)                                  If at any relevant date or for any relevant period the Company is not a reporting company under the Exchange Act, then for any such relevant date and period the Company shall prepare and post on its website the consolidated financial statements that the Company would have been required to file with the Commission had the Company continued to be a reporting company under the Exchange Act, in each case on or before the dates that the Company would have been required to file such financial statements had the Company continued to be an “accelerated filer” within the meaning of Rule 12b-2 under the Exchange Act.

(f)                                    The Managing Member shall give notice to the Holders of the Preferred Securities of a potential Mandatory Deferral Event that could take effect for a subsequent payment date having a Calculation Date two fiscal quarters in the future if (i) the Trailing Two Quarters Consolidated Net Income Amount for the Company’s most recently completed fiscal quarter is zero or a negative amount and (ii) the Tangible Common Stockholders’ Equity Amount as of the Company’s most recently completed fiscal quarter has declined by 10% or more as compared to the Tangible Common Stockholders’ Equity Amount as of the end of the Company’s fiscal quarter that is four fiscal quarters prior to the Company’s most recently completed fiscal quarter.  The Managing Member shall cause the LLC to send any such notice no later than the first payment date following the end of the Company’s most recently completed fiscal quarter for which the relevant financial information is available as of which the tests under paragraph (b) of this Section 6.2 indicate that a potential Mandatory Deferral Event could occur.  Such notice shall be sent by first class mail, postage prepaid, addressed to the holders of record of the Preferred Securities at their respective last addresses appearing on the LLC’s books.  Such notice shall (x) set forth the results of the Trailing Two Quarters Consolidated Net Income Amount and the Tangible Common Stockholders’ Equity Amount for the relevant periods and dates, and (y) state that the LLC may be precluded by the terms of the Preferred Securities from paying distributions on such Distribution Payment Date unless the Company, through the generation of earnings or issuance of Common Shares, increases the Tangible Common Stockholders’ Equity Amount by an amount specified in such notice by the second payment date after the date of such notice.

(g)                                 By not later than the 15th day prior to each payment date for which distributions are being deferred by reason of the tests set forth in paragraph (b) of this Section 6.2, the Company shall give notice of such deferral by first class mail, postage prepaid, addressed to the holders of record of the Trust Preferred Securities at their respective last addresses appearing on the Trust’s books, and the Company shall file a copy of such notice on Current Report on Form 8-K with the Commission.  Such notice, in addition to stating that distributions shall be deferred, shall set forth the applicable Trailing Two Quarters Consolidated Net Income Amount and Tangible Common Stockholders’ Equity Amount and the amount by which the Trailing Two Quarters Consolidated Net Income Amount and Tangible Common Stockholders’ Equity Amounts must increase in order for payment of distributions to be resumed.

Section 6.3.                                   Optional Deferral.  The Managing Member may, in its sole discretion, determine that a distribution of the Preferred Non-Compounded Accrual Amount shall not be paid on a scheduled Distribution Date for any Fiscal Period.

Section 6.4.                                   Rights and Remedies Upon Certain Arrearages.  If the full amount of Simple Distributions on the Preferred Securities is not paid on an aggregate of 28 Distribution Payment Dates (whether or not consecutive), the Property Trustee, upon written direction of the Holders of a Majority in Liquidation Preference of Preferred Securities, shall deliver a notice (the “Payment Notice”) to the Company stating that it intends to exercise its rights and remedies under this Agreement, and thereafter shall be entitled to exercise all rights and remedies under this Agreement, including under Article VIII and dissolution of the LLC under Article XV hereof.

Section 6.5.                                   Limitations on Distributions.

(a)                                  The LLC shall not make any distribution to any Member (other than liquidating distributions pursuant to Section 16.4) if aggregate distributions from the Closing Date would exceed Net Profits (including Profits allocated pursuant to Section 4.1(a)(vi)) allocated to such Member from the Closing Date.

(b)                                 The LLC shall not make any distribution to any Member on account of such Member’s Interest if such distribution would violate the Act or other applicable law.

Section 6.6.                                   Withholding.  The LLC shall comply with withholding requirements under federal, state and local law and shall remit amounts withheld to and file required forms with the applicable jurisdictions. To the extent that the LLC is required to withhold and pay over any amounts to any authority with respect to distributions or allocations of income to any Member or beneficial owner of Interests, the amount withheld shall be deemed to be a distribution in the amount of the withholding to such Member or beneficial owner. In the event of any claimed over-withholding, such Member or beneficial owner of Interests shall be limited to an action against the applicable jurisdiction. If the amount withheld was not withheld from actual distributions, the LLC may reduce subsequent distributions to such Member or beneficial owner of Interests by the amount of such withholding. Each Member and beneficial owner of Interests agrees to furnish the LLC with any representations and forms as shall reasonably be requested by the LLC to assist it in determining the extent of, and in fulfilling, the LLC’s withholding obligations.

ARTICLE VII
REDEMPTION OF PREFERRED SECURITIES

Section 7.1.                                   Optional Redemption.  Preferred Securities shall be redeemable at the option of the Managing Member, in whole or in part, from time to time, on or after August 19, 2010, upon not less than 30 nor more than 60 days’ notice, at an amount equal to the greater of the Preferred Accreted Amount and the current Capital Account of such Preferred Securities (the “Redemption Price”); provided, that if the Preferred Securities are not redeemed in whole, at least $50,000,000 aggregate liquidation amount of Trust Preferred Securities (excluding Trust Preferred Securities held by the Company or any of its Affiliates) remains outstanding immediately after any such partial redemption; and provided, further, that the LLC may not redeem the Preferred Securities in part unless (i) distributions of the Preferred Return since the Closing Date have been paid to the Holders of Preferred Securities in an amount equal to Net Profits allocated to Holders of Preferred Securities on or prior to the Redemption Date and (ii) no Enforcement Event shall have occurred and be continuing.

Section 7.2.                                   Mandatory Redemption.  The Preferred Securities shall be redeemed, in whole or in part, if at any time the Company Debenture or any Affiliate Debt Instrument is redeemed (except upon its stated maturity) in whole or in part; provided, that if the Preferred Securities are not redeemed in whole, at least $50,000,000 aggregate liquidation amount of Trust Preferred Securities (excluding Trust Preferred Securities held by the Company or any of its Affiliates) remains outstanding immediately after any such partial redemption; and provided, further, that the LLC may not redeem the Preferred Securities in part unless (i) distributions of the Preferred Return since the Closing Date have been paid to the Holders of Preferred Securities in an amount equal to Net Profits allocated to Holders of Preferred Securities on or prior to the Redemption Date and (ii) no Enforcement Event shall have occurred and be continuing.  Such redemption shall be at the Redemption Price.  Notice of such redemption shall be provided upon not less than 30 nor more than 60 days’ prior notice to the Holders of the Preferred Securities.

Section 7.3.                                   Special Event Redemption.  If, at any time, a Special Event shall occur and be continuing, the Managing Member shall, within 90 days following the occurrence of such Special Event, elect to (i) redeem the Preferred Securities in whole (but not in part), upon not less than 30 or more than 60 days’ notice at the Redemption Price, (ii) dissolve the LLC and distribute its assets to the Trust pursuant to Article XV of this Agreement or (iii) cause the Preferred Securities to remain outstanding; provided, that, in the case of clause (i) or (ii), if at the time there is available to the LLC the opportunity to eliminate, within such 90 day period, the Special Event by taking some ministerial action, including, without limitation, filing a form or making an election, or pursuing some other similar reasonable measure that in the sole judgment of the Managing Member has or shall cause no adverse effect on the LLC, the Trust or the Company or the Holders of the Preferred Securities and shall involve no material cost, the Managing Member shall pursue such measure in lieu of redemption or dissolution; and provided, further, that in the case of clause (iii), the Company shall pay any and all costs and expenses incurred by or payable by the LLC that are attributable to the Special Event.

Section 7.4.                                   Redemption Procedures.  (a)  Notice of any redemption of Preferred Securities (a “Redemption Notice”) shall be given by the LLC by mail to each Holder of Preferred Securities to be redeemed not fewer than 30 nor more than 60 days before the date fixed for redemption.  Each Redemption Notice shall be addressed to the Holders of Preferred Securities at the address of each such Holder appearing in the books and records of the LLC.  No defect in the Redemption Notice or in the delivery thereof with respect to any Holder shall affect the validity of the redemption proceedings with respect to any other Holder.

(b)                                 In the event that fewer than all the outstanding Preferred Securities are to be redeemed, the Preferred Securities to be redeemed shall be redeemed pro rata; provided, that if, as a result of such pro rata redemption, Holders would hold fractional interests in the Preferred Securities, the Managing Member may adjust the amount of the interest of each Holder to be redeemed to avoid such fractional interests; provided, further, that the LLC shall not redeem fewer than all of the outstanding Preferred Securities unless distributions of the Preferred Return since the Closing Date have been paid to Holders of Preferred Securities in an amount equal to the Net Profits allocated to Holders of Preferred Securities on or prior to the date of redemption.

(c)                                  If the LLC gives a Redemption Notice (which notice shall be irrevocable), then by 12:00 noon, New York City time, on the date called for redemption (the “Redemption Date”), the LLC shall deposit with the Paying Agent funds sufficient to pay the applicable Redemption Price of the amount of any such Preferred Securities and shall give to the Paying Agent irrevocable instructions and authority to pay such amounts to the Holders of Preferred Securities, upon surrender of their certificates, by check, mailed to the address of the relevant Holder appearing on the books and records of the LLC on the Redemption Date; provided, however, that for so long as the Trust or the Property Trustee of the Trust shall hold the Preferred Securities, payment of cash shall be made by wire in same day funds to the Holder by 12:00 noon, New York City time, on the Redemption Date. For these purposes, the applicable Redemption Price shall not include distributions that are being paid to Holders who were Holders on a relevant Record Date. Upon satisfaction of the foregoing conditions, then immediately prior to the close of business on the date of such deposit or payment, all rights of Holders of such Preferred Securities so called for redemption shall cease, except the right of the Holders to receive the Redemption Price, but without interest on such Redemption Price, and from and after the date fixed for redemption, such Preferred Securities shall not accumulate distributions or bear interest.

(d)                                 In the event that any date for redemption of Preferred Securities is not a Business Day and a London Business Day, payment of the Redemption Price payable on such date shall be made on the next succeeding day which is a Business Day and a London Business Day unless such day falls in the next calendar month, in which case such payment shall be made the immediately preceding Business Day and London Business Day.  In the event that payment of the Redemption Price is improperly withheld or refused and not paid by either the LLC or the Company pursuant to the LLC Guarantee, distributions on the Preferred Securities called for Redemption shall continue to accumulate, to the extent that such amounts are legally available for payment, from the original Redemption Date until the Redemption Price is actually paid.

(e)                                  The LLC shall not be required to register or cause to be registered the transfer of any Preferred Securities that have been called for redemption.

(f)                                    All Preferred Securities redeemed, purchased or otherwise acquired by the LLC shall be canceled.

ARTICLE VIII
ENFORCEMENT EVENTS

Section 8.1.                                   Special Representative.

(a)                                  If one or more of the following events shall occur and be continuing (each an “Enforcement Event”):

(i)                                     After giving effect to distributions (if any) paid on any Distribution Payment Date, the full amount of Simple Distributions on the Preferred Securities is not paid in full on an aggregate of 28 Distribution Payment Dates (whether or not consecutive); provided, that a Payment Notice has been provided to the Company by the Special Representative acting upon written direction of the Holders of a Majority in Liquidation Preference of Preferred Securities;

(ii)                                  the Company is in default on any of its obligations under the LLC Guarantee; or

(iii)                               there is an Investment Event of Default on any Affiliate Debt Instrument or a default under any Investment Guarantee,

then the Holders of the Preferred Securities, upon the affirmative vote of a Majority in Liquidation Preference of Preferred Securities, shall have the right, to the exclusion of the Managing Member, to (x) authorize and direct a special representative of the LLC and the Non-Managing Members (a “Special Representative”) to enforce (1) to the maximum extent permitted by applicable law, the LLC’s rights with respect to the Affiliate Debt Instruments and the Investment Guarantees, (2) its rights under Section 6.3 hereof and (3) the rights of the Holders of the Preferred Securities to receive distributions (only to the extent funds are legally available therefor and as long as no Mandatory Deferral Event has occurred) on the Preferred Securities and (y) authorize and direct the LLC Guarantee Trustee to enforce the terms of the LLC Guarantee.

(b)                                 Upon the occurrence of any Enforcement Event, the Property Trustee shall act as the Special Representative of the LLC and the Holders of the Preferred Securities; provided, that the Property Trustee, acting as Special Representative, shall be entitled to the benefits and protections afforded to it as Property Trustee under the Declaration of Trust and, provided, further, that the Property Trustee, acting as Special Representative, shall not be required to take any action pursuant to this Agreement until it has actual knowledge of, or has been notified in writing of, an Enforcement Event.  The Property Trustee shall cease to be a Special Representative if (1) distributions of the Preferred Return since the Closing Date have been paid to Holders of the Preferred Securities in an amount equal to the Net Profits allocated to Holders of the Preferred Securities, (2) the relevant Investment Event of Default or default under all Investment Guarantees, as the case may be, is cured, and (3) the Company is in compliance with all of its obligations under this Agreement and the LLC Guarantee and the Company, in its capacity as Managing Member, continues the business of the LLC without dissolution. Notwithstanding the occurrence of an Enforcement Event, the Company shall continue as Managing Member and shall retain all rights of the Managing Member under this Agreement, including, without limitation, the right to defer, in its sole discretion, the payment of distributions on the Preferred Securities.

(c)                                  When the Special Representative acts to enforce the LLC’s creditors’ rights and other rights with respect to the Affiliate Debt Instruments and the Investment Guarantees, the Special Representative acts as an agent of the LLC. When the Special Representative acts to enforce the rights of the Holders of the Preferred Securities, the Special Representative acts as an agent of the Holders of the Preferred Securities. The Special Representative shall not, by virtue of acting in such capacity, be admitted as a Managing Member or Non-Managing Member in the LLC or otherwise be deemed to be a Managing Member or Non-Managing Member in the LLC and shall have no liability for the debts, obligations, or liabilities of the LLC.

(d)                                 In furtherance of the foregoing, and without limiting the powers of any Special Representative so appointed and to avoid any doubt concerning the powers of the Special Representative, any Special Representative, in its own name, in the name of the LLC, in the name of the Non-Managing Members, or otherwise, may institute, or cause to be instituted, a proceeding, including, without limitation, any suit in equity, an action at law or other judicial or administrative proceeding, to enforce on behalf of the LLC the LLC’s rights directly against the Company or any other obligor in connection with its obligations to the LLC, and may prosecute such proceeding to judgment or final decree, and enforce the same against the Company or any other obligor in connection with such obligations and collect, out of the property, wherever situated, of the Company or any such other obligor upon such obligations, the monies adjudged or decreed to be payable in the manner provided by law. The Company agrees to execute and deliver such documents as may be necessary, appropriate or convenient for the Special Representative to enforce the foregoing rights and obligations on behalf and in the name of the LLC.

(e)                                  If the Special Representative fails to enforce its rights under the Affiliate Debt Instruments after a Holder of Preferred Securities has made a written request, such Holder of record of Preferred Securities may to the fullest extent permitted by law directly institute a legal proceeding against the Company or any other Investment Affiliate to enforce the rights of the Special Representative and the LLC under the Affiliate Debt Instrument without first instituting any legal proceeding against the Special Representative, the LLC or any other Person or entity. In any event, if an Enforcement Event has occurred and is continuing and such event is attributable to the failure of an Investment Affiliate to make any required payment when due on any Affiliate Debt Instrument, then a Holder of Preferred Securities may to the fullest extent permitted by law on behalf of the LLC directly institute a proceeding against such Investment Affiliate with respect to such Affiliate Debt Instrument or against the Company with respect to the LLC Guarantee or any Investment Guarantee for enforcement of payment.  In addition, for so long as the Trust holds any Preferred Securities, if the Special Representative fails to enforce its rights on behalf of the LLC under the Affiliate Debt Instruments after a holder of Trust Preferred Securities has made a written request, a holder of record of Trust Preferred Securities may to the fullest extent permitted by law on behalf of the LLC directly institute a legal proceeding against the Investment Affiliates under the Affiliate Debt Instruments, without first instituting any legal proceeding against the Property Trustee, the Trust, the Special Representative or the LLC. In any event, for so long as the Trust is the Holder of any Preferred Securities, if a Trust Enforcement Event has occurred and is continuing and such event is attributable to the failure of an Investment Affiliate to make any required payment when due on any Affiliate Debt Instrument or the failure of the Company to make any required payment when due on the LLC Guarantee or any Investment Guarantee, then a holder of Trust Preferred Securities may to the fullest extent permitted by law on behalf of the LLC directly institute a proceeding against such Investment Affiliate with respect to such Affiliate Debt Instrument or against the Company with respect to the LLC Guarantee or any such Investment Guarantee, in each case for enforcement of payment. Under no circumstances shall the Special Representative, any Holder of Preferred Securities or any holder of Trust Preferred Securities have authority to cause the Managing Member to declare distributions on the Preferred Securities.

Section 8.2.                                   Waiver.

(a)                                  The Holders of a Majority in Liquidation Preference of Preferred Securities may, by vote, on behalf of the Holders of all of the Preferred Securities, waive any past Enforcement Event with respect to the Preferred Securities and its consequences; provided, that, if the underlying Investment Event of Default:

(1)                                  is not waivable under the related Affiliate Debt Instrument, such Enforcement Event shall also not be waivable; or

(2)                                  requires the consent or vote of the Holders of greater than a simple majority in principal amount or liquidation preference of the Affiliate Debt Instrument (a “Super Majority”) to be waived under the related Affiliate Debt Instrument, the Enforcement Event may only be waived by the vote of the Holders of the same Super Majority in liquidation amount of the Preferred Securities.

Upon such waiver, any such Enforcement Event shall cease to exist, and shall be deemed to have been cured, for every purpose of this Agreement, but no such waiver shall extend to any subsequent or other Enforcement Event or impair any right consequent thereon.

(b)                                 A waiver of an Investment Event of Default by the Special Representative, acting at the direction of the Holders of the Preferred Securities, constitutes a waiver of the corresponding Enforcement Event.

Section 8.3.                                   General Voting.  Neither the Managing Member nor the Special Representative shall (i) direct the time, method and place of conducting any proceeding for any remedy available, (ii) waive any Investment Event of Default that is waivable under the Affiliate Debt Instrument, (iii) exercise any right to rescind or annul a declaration that the principal of any Affiliate Debt Instrument that are debt instruments shall be due and payable, (iv) waive the breach of the covenant by the Company in the LLC Guarantee to restrict certain payments by the Company and its majority owned subsidiaries in respect of the Company’s capital stock, or (v) consent to any amendment, modification or termination of any Affiliate Debt Instrument, where such consent shall be required from the holder thereof, without, in each case, obtaining the prior approval of the Holders of a Majority in Liquidation Preference of Preferred Securities; provided, however, that if the Property Trustee on behalf of the Trust is the Holder of the Preferred Securities, such waiver, consent or amendment or other action shall not be effective without the prior or concurrent approval of at least a majority in liquidation amount of the outstanding Trust Preferred Securities having a right to vote on such matters. The Managing Member shall not revoke any action previously authorized or approved by a vote of the Holders of the Preferred Securities. The Managing Member shall notify all Holders of the Preferred Securities promptly in writing of any notice of an Investment Event of Default received with respect to any Affiliate Debt Instrument.

ARTICLE IX
LLC INVESTMENTS

Section 9.1.                                   Initial Investments.

(a)                                  On the Closing Date, 95% of the Initial LLC Proceeds shall be invested in a debt instrument of the Company in an equal principal amount issued pursuant to an Indenture substantially in the form of Exhibit A attached hereto (the “Company Debenture”). The LLC shall invest the remaining 5% of the Initial LLC Proceeds in Eligible Debt Securities (together with the Company Debenture, the “Initial Investments”).

(b)                                 The LLC may purchase the Company Debenture only (A) upon the acceptance of a written offer setting forth the terms and conditions on which the Company shall issue the Company Debenture to the LLC, (B) the satisfaction of the Reinvestment Criteria and (C) receipt of a written representation from the Company as of the date that the Company Debenture was purchased by the LLC to the effect that if the Company Debenture were to be rated, at least one Rating Agency would rate the Company Debenture “investment grade”.  The Company Debenture shall be issued under an Indenture in substantially the form attached as Exhibit A hereto.

Section 9.2.                                   Reinvestment of Payments Received by the Company.

(a)                                  The LLC must at all times invest, or have invested, (i) an amount at least equal to the aggregate Capital Account balance of the Preferred Securities in Affiliate Debt

Instruments and (ii) an amount equal to 5% of the Initial LLC Proceeds (or, if less, equal to 5% of the aggregate Capital Account balances of the Managing Member Interest and the Preferred Securities) in Eligible Debt Securities.

(b)                                 After the stated maturity date of the Company Debenture, the LLC may reinvest funds in junior subordinated notes issued by any Investment Affiliates that meet the Reinvestment Criteria (the “New Debt”, and together with the Company Debenture, the “Affiliate Debt Instruments”).  Such New Debt shall be issued under an Indenture substantially similar to the Indenture attached hereto as Exhibit A with such other provisions as are customary in indentures with guarantees provided by a parent company, and shall provide for a guarantee substantially in the form of Exhibit B attached hereto.  Such reinvestment in New Debt can be made only upon the acceptance of a written offer setting forth the terms and conditions on which an Investment Affiliate would be willing to issue the New Debt to the LLC (an “Investment Offer”).

(c)                                  Each Affiliate Debt Instrument shall satisfy the following criteria (the “Reinvestment Criteria”): (i) the stated maturity for such Affiliate Debt Instrument must be no more than 30 years from the date of its issuance and no later than 60 years following the Closing Date, (ii) (a) for the three years prior to such reinvestment, there shall have been no default under any mortgage, indenture or instrument under which there was issued or guaranteed, or by which there was secured or evidenced, any indebtedness for money borrowed by the issuer of such Affiliate Debt Instrument caused by a failure to pay principal of, or interest or premium, if any, on, such indebtedness when due or that resulted in the acceleration of such indebtedness prior to its express maturity and (b) no arrearages of dividends on preferred stock issued by the issuer of the Affiliate Debt Instruments shall have occurred and is continuing, (iii) the LLC has received an opinion of the Independent Financial Advisor to the effect that the terms and conditions of the Affiliate Debt Instrument are at least as favorable as terms that could be obtained by the LLC in a public offering or private placement under Rule 144A of a comparable security issued by the relevant Investment Affiliate, (iv) the applicable Investment Affiliate shall not be deemed to be an investment company by reason of Section 3(a) or 3(b) of the Investment Company Act or excepted from the definition of investment company by Section 3(c) of the Investment Company Act, (v) any Affiliate Debt Instruments issued by any Investment Affiliates (other than the Company) must be fully and unconditionally guaranteed (which may be on a subordinated basis) by the Company (an “Investment Guarantee”), (vi) the investment in such Affiliate Debt Instrument does not result in a downgrading of any then existing rating of the Trust Preferred Securities by a Rating Agency and (vii) the interest payment dates are the same as the interest payment dates for the Trust Preferred Securities and Preferred Securities.

(d)                                 To the extent available cash is not distributed to the holders of Interests in the LLC, such amounts may be reinvested in (i) Affiliate Debt Instruments that meet the Reinvestment Criteria or (ii) Eligible Debt Securities.

(e)                                  If the Independent Financial Advisor determines that the terms of any Affiliate Debt Instrument do not satisfy the Reinvestment Criteria, the LLC shall be prohibited from making any investment in such Affiliate Debt Instrument.

Section 9.3.                                   Sales of Affiliate Debt Instruments.  The LLC may not sell, transfer or otherwise dispose of any Affiliate Debt Instrument.

ARTICLE X
BOOKS OF ACCOUNT, RECORDS AND REPORTS

Section 10.1.                             Books and Records.

(a)                                  Proper and complete records and books of account of the LLC shall be kept by the Managing Member, in which shall be entered fully and accurately all transactions and other matters relative to the LLC’s investments. The books and records of the LLC, together with a certified copy of this Agreement and of the Certificate, shall at all times be maintained at the principal office of the Managing Member and shall be open to the inspection and examination of the Members or their duly authorized representatives for any proper purpose reasonably related to its Interest during reasonable business hours.

(b)                                 Notwithstanding any other provision of this Agreement to the contrary, the Managing Member may, to the maximum extent permitted by applicable law, keep confidential from the Non-Managing Members any information with respect to the LLC, the disclosure of which the Managing Member reasonably believes is not in the best interests of the LLC, or is adverse to the interests of the LLC, or which the LLC or the Managing Member is required by law or by an agreement with any Person to keep confidential.

(c)                                  (i)  For so long as the Preferred Securities are held by the Property Trustee on behalf of the Trust, within one month after the close of each Fiscal Year, the Managing Member shall transmit to each Member a statement indicating such Member’s share of each item of LLC income, gain, loss, deduction or credit, for United States federal income tax purposes, for such Fiscal Year.

(ii)                                  In the event that the Preferred Securities are no longer held by the Property Trustee on behalf of the Trust, as soon as reasonably possible after the close of the Fiscal Year, the Managing Member shall transmit to each Member the statement referred to in Section 10.1(c)(i) hereof.

Section 10.2.                             Accounting Method.  For both financial and tax reporting purposes, the books and records of the LLC shall be kept on the accrual method of accounting applied on a consistent basis and shall reflect all LLC transactions.

Section 10.3.                             Annual Audit.  As soon as practical after the end of each Fiscal Year, but not later than 90 days after such end, the financial statements of the LLC shall be audited by a firm of independent certified public accountants selected by the Managing Member in accordance with applicable law. The cost of such audits shall be an expense of the LLC and shall be paid by the Managing Member.

ARTICLE XI
POWERS, RIGHTS AND DUTIES
OF THE NON-MANAGING MEMBERS

Section 11.1.                             Limitations.  The Non-Managing Members shall not participate in the management or control of the LLC’s investment activity, property or other assets, nor shall the Non-Managing Members engage in any activities for the LLC, nor shall the Non-Managing Members have the power to act for or bind the LLC, such powers being vested solely and exclusively in the Managing Member (and, upon appointment, and to the extent set forth herein, the Special Representative). The Non-Managing Members shall have such rights as are set forth herein and in the LLC Guarantee. The Non-Managing Members shall have no interest in the properties or assets of the Managing Member, or any equity therein, or in any proceeds of any sales thereof (which sales shall not be restricted in any respect), by virtue of acquiring or owning an Interest in the LLC.

Section 11.2.                             Liability.  Subject to the provisions of the Act, no Non-Managing Member shall be liable for the repayment, satisfaction or discharge of any debts or other obligations of the LLC in excess of the Capital Account balance of such Non-Managing Member.

Section 11.3.                             Priority.  No Non-Managing Member shall have priority over any other Non-Managing Member as to allocations or distributions from the LLC.

ARTICLE XII
POWERS, RIGHTS AND DUTIES
OF THE MANAGING MEMBER

Section 12.1.                             Authority.  Subject to the provisions of Article VIII with respect to the Special Representative, the Managing Member shall have exclusive and complete authority and discretion to manage the operations and affairs of the LLC and to make all decisions regarding the investment activity of the LLC. Any action taken by the Managing Member shall constitute the act of and serve to bind the LLC.  In dealing with the Managing Member acting on behalf of the LLC no Person shall be required to inquire into the authority of the Managing Member to bind the LLC. Persons dealing with the LLC are entitled to rely conclusively on the power and authority of the Managing Member as set forth in this Agreement.

Section 12.2.                             Powers and Duties of Managing Member.  Subject to the provisions of Article VIII with respect to the Special Representative, the Managing Member shall have all rights and powers of a Managing Member under the Act, and shall have all authority, rights and powers in the management of the LLC’s investment activity to do any and all other acts and things necessary, proper, convenient or advisable to effectuate the purposes of this Agreement, including by way of illustration but not by way of limitation, the following, to:

(a)                                  purchase Affiliate Debt Instruments and Eligible Debt Securities, as the case may be, without any further act, vote or approval of any Member and exercise all powers of the LLC, on behalf of the LLC, in connection with enforcing the LLC’s rights under the Affiliate Debt Instruments, any Investment Guarantees and the LLC Guarantee;

(b)                                 issue Preferred Securities and to admit Non-Managing Members in connection therewith in accordance with this Agreement;

(c)                                  act as registrar and transfer agent for the Preferred Securities or designate an entity to act as registrar and transfer agent;

(d)                                 establish a Record Date with respect to all actions to be taken hereunder that require a Record Date be established, including with respect to distributions and voting rights and to make determinations as to the payment of distributions, and make or cause to be made all other required payments to Holders of the Preferred Securities and to the Managing Member;

(e)                                  secure the necessary goods and services required in performing the Managing Member’s duties for the LLC;

(f)                                    open, maintain and close bank accounts and to draw checks and other orders for the payment of money;

(g)                                 bring or defend, pay, collect, compromise, arbitrate, resort to legal action, or otherwise adjust claims or demands of or against the LLC;

(h)                                 deposit, withdraw, invest, pay, retain and distribute the LLC’s funds in a manner consistent with the provisions of this Agreement;

(i)                                     take all action that may be necessary or appropriate for the preservation and the continuation of the LLC’s valid existence, rights, franchises and privileges as a limited liability company under the laws of the State of Delaware and of each other jurisdiction in which such existence is necessary to protect the limited liability of the Non-Managing Members or to enable the LLC to invest in the Affiliate Debt Instruments and Eligible Debt Securities;

(j)                                     take all action that the Managing Member or, upon appointment pursuant to Article VIII, the Special Representative determines in its sole discretion to be necessary or desirable to ensure that (i) the LLC is not deemed to be an “investment company” required to be registered under the Investment Company Act, (ii) any Company Debenture (or any subsequent Affiliate Debt Instrument that is intended to be classified as debt) is treated as indebtedness for United States federal income tax purposes, or (iii) the LLC is not treated as an association, or as a publicly traded partnership, taxable as a corporation;

(k)                                  cause the LLC to enter into and perform a purchase agreement providing for the sale of the Trust Preferred Securities to the initial purchasers thereof and the registration rights agreement providing for the registration of the Trust Preferred Securities, the Trust Guarantee, the Preferred Securities, the LLC Guarantee and the Company Debenture;

(l)                                     execute and file with the Commission a registration statement on Form 8-A, including any amendments thereto, prepared by the Company or its successor entity as sponsor of the Trust, relating to the registration of the Trust Preferred Securities, the Trust Guarantee, the Preferred Securities, the LLC Guarantee and the Company Debenture under Section 12(b) of the Exchange Act;

(m)                               execute and file with the Commission a registration statement on Form S-3 pertaining to the Trust Preferred Securities, the Trust Guarantee, the Preferred Securities, the LLC Guarantee and the Company Debenture, including any amendments thereto; and

(n)                                 execute and deliver any and all documents or instruments, perform all duties and powers and do all things for and on behalf of the LLC in all matters necessary or desirable or incidental to the foregoing.

Section 12.3.                             Covenants.  The Managing Member shall, for so long as any Preferred Securities are outstanding:  (i) remain the sole Managing Member and maintain directly or indirectly 100% ownership of the Managing Member Interest, (ii) cause LLC to remain a limited liability company and not to be voluntarily dissolved, except as provided for in this Agreement, (iii) use its commercially reasonable efforts to assure that LLC will not be an “investment company” for purposes of the Investment Company Act, (iv) take no action that would be reasonably likely to cause the LLC to be classified as an association or a publicly traded partnership taxable as a corporation for United States federal income tax purposes.

Section 12.4.                             Liability.  Except as expressly set forth in this Agreement or in the LLC Guarantee or any Investment Guarantee, (a) the Managing Member shall not be personally liable for the return of any portion of the capital contributions (or any return thereon) of the Non-Managing Members; (b) the return of such capital contributions (or any return thereon) shall be made solely from assets of the LLC; and (c) the Managing Member shall not be required to pay to the LLC or to any Non-Managing Member any deficit in any Non-Managing Member’s Capital Account upon dissolution, winding up or otherwise. Other than as expressly provided in this Agreement or under the Act, no Non-Managing Member shall have the right to demand or receive property other than cash for its respective Interest in the LLC. The Managing Member shall be liable to an unlimited extent for the debts and other obligations of the LLC.

Section 12.5.                             Outside Activities.  Any Member or Affiliate thereof may engage in or possess an interest in other ventures of any nature or description, independently or with others, similar or dissimilar to the activities of the LLC, and the LLC and the Members shall have no rights by virtue of this Agreement in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the activities of the LLC, shall not be deemed wrongful or improper. No Member or Affiliate thereof shall be obligated to present any particular investment opportunity to the LLC even if such opportunity is of a character that, if presented to the LLC, could be taken by the LLC, and any Member or Affiliate thereof shall have the right to take for its own account (individually or as a Member or fiduciary) or to recommend to others any such particular investment opportunity.

Section 12.6.                             Limits on Managing Member’s Powers.  Anything in this Agreement to the contrary notwithstanding, the Managing Member shall not cause or permit the LLC to:

(i)                                     acquire any assets other than as expressly provided herein;

(ii)                                  do any act that would make it impractical or impossible to carry on the ordinary activity of the LLC as set forth in Section 2.3;

(iii)                               possess LLC property for other than a purpose described in this Agreement;

(iv)                              admit a Person as a Member, except as expressly provided in this Agreement;

(v)                                 make any advances of funds to the Managing Member or its Affiliates, other than such as represented by the Affiliate Debt Instrument;

(vi)                              perform any act that would subject any Non-Managing Member to liability as a Managing Member in any jurisdiction;

(vii)                           engage in any activity that is not consistent with the purposes of the LLC, as set forth in Section 2.3;

(viii)                        without the written consent of the Holders of 66⅔% in liquidation preference of the Preferred Securities, have an order for relief entered with respect to the LLC or commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of the LLC’s property, or make any assignment for the benefit of creditors of the LLC; or

(ix)                                borrow money or become liable for the borrowings of any third party or to engage in any financial or other trade or business.

Section 12.7.                             Exculpation.  (a)  No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the LLC or any Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the LLC and in a manner such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Agreement or by law, except that a Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person’s gross negligence or willful misconduct with respect to such acts or omissions.

(b)                                 An Indemnified Person shall be fully protected in relying in good faith upon the records of the LLC and upon such information, opinions, reports or statements presented to the LLC by any Person as to matters the Indemnified Person reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the LLC, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which distributions to Members might properly be paid.

Section 12.8.                             Fiduciary Duty.  (a)  To the extent that, at law or in equity, an Indemnified Person has duties (including fiduciary duties) and liabilities relating thereto to the LLC or to any other Covered Person, an Indemnified Person acting under this Agreement shall not be liable to the LLC or to any other Covered Person for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of an Indemnified Person otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of such Indemnified Person.

(b)                                 Unless otherwise expressly provided herein, (i) whenever a conflict of interest exists or arises between Covered Persons, or (ii) whether this Agreement or any other agreement contemplated herein or therein provides that a Indemnified Person shall act in a manner that is, or provides terms that are, fair and reasonable to the LLC or any Member, the Indemnified Person shall resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Indemnified Person, the resolution, action or term so made, taken or provided by the Indemnified Person shall not constitute a breach of this Agreement or any other agreement contemplated herein or of any duty or obligation of the Indemnified Person at law or in equity or otherwise.

(c)                                  Whenever in this Agreement an Indemnified Person is permitted or required to make a decision (i) in its “discretion” or under a grant of similar authority, the Indemnified Person shall be entitled to consider such interests and factors as it desires, including its own interest, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the LLC or any other Person, or (ii) in its “good faith” or under another express standard, the Indemnified Person shall act under such express standard and shall not be subject to any other or different standard imposed by this Agreement or by applicable law.

Section 12.9.                             Indemnification.  (a)  To the fullest extent permitted by applicable law, the Managing Member shall indemnify and hold harmless each Indemnified Person from and against any loss, damage or claim incurred by such Indemnified Person by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the LLC and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by this Agreement, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section 12.9 shall be provided out of and to the extent of LLC assets only, and no Covered Person shall have any personal liability on account thereof.

(b)                                 To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by an Indemnified Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Managing Member prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Managing Member of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified as authorized in Section 12.9(a).

Section 12.10.                       Tax Matters.

(a)                                  The Managing Member shall cause to be prepared all federal, state and local tax and information returns of the LLC for each year for which such returns are required to be filed and shall cause such returns to be filed.  The Managing Member shall determine the appropriate treatment of each item of income, gain, loss, deduction and credit of the LLC and the accounting methods and conventions under the tax laws of the United States, the several states and other relevant jurisdictions as to the treatment of any such item or any other method or procedure related to the preparation of such tax returns.  The Managing Member shall determine whether to make or refrain from making the election provided for in Section 754 of the Code, and any and all other elections permitted by the tax laws of the United States, the several states and other relevant jurisdictions, in its sole discretion.  The “tax matters partner” for purposes of Section 6231(a)(7) of the Code shall be the Managing Member.  The Managing Member shall have all of the rights, duties, powers and obligations provided for in Sections 6221 through 6232 of the Code with respect to the Company.

(b)                                 The Managing Member and the Holders of Preferred Securities agree to treat the LLC as a partnership (other than a publicly traded partnership taxable as a corporation) for all tax purposes and shall not make any election or take any position inconsistent with such treatment.

ARTICLE XIII
PAYMENT OF EXPENSES

Section 13.1.                             Payment of LLC Expenses.

(a)                                  In connection with the offering, sale and issuance of the Preferred Securities by the LLC, the Managing Member shall pay all expenses of the LLC, including, but not limited to, the fees and expenses of the Special Representative, if any, the investment by the LLC in any Affiliate Debt Instrument (but not any losses related to any non-payment with respect to such investments) and any taxes (other than withholding taxes, except to the extent described below), duties, assessments or governmental charges of whatever nature imposed on the LLC by the United States, or any other taxing authority, so that the net amounts received and retained by the LLC after paying such expenses shall be equal to the amounts the LLC would have received had no such costs or expenses been incurred by or imposed on the LLC. The Managing Member shall be liable for and shall pay all such expenses solely out of its own funds.  In the event that the LLC is unable to offset its withholding tax obligations against distributions to the applicable Member or beneficial owner as provided under Section 6.6, the Managing Member shall be liable for, and reimburse the LLC for, such taxes.

(b)                                 The Managing Member shall indemnify parties and hold each of them harmless against any loss, liability or expense arising out of or in connection with this Agreement and the LLC Guarantee.

(c)                                  The foregoing obligations of the Managing Member are for the benefit of, and shall be enforceable by, any Person to whom any such debts, obligations, costs, expenses and taxes are owed (each, a “Creditor”) whether or not such Creditor has received notice thereof.  Any such Creditor may enforce such obligations of the Managing Member directly against the Managing Member, and the Managing Member irrevocably waives any right or remedy to require that any such Creditor take any action against the LLC or any other Person before proceeding against the Managing Member.

ARTICLE XIV
EFFECT OF DEFERRALS

Section 14.1.                             Limitation on Company Payments.  So long as any Preferred Securities are outstanding, if (a) distributions in an amount equal to the Preferred Return have not been paid to the holders of Preferred Securities or distributions have not been paid in full to the holders of the Trust Preferred Securities pursuant to their terms, (b) an event of default or a deferral period occurs and is continuing on any Affiliate Debt Instrument or (c) the Company is in default of any of its obligations under the Trust Guarantee, the LLC Guarantee or any Investment Guarantee, then, during such period the Company shall not, nor shall the Company permit any of its subsidiaries to:

(1)                                  declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any capital stock of the Company;

(2)                                  make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any of the Company’s debt securities that rank on a parity with (“Parity Debt Securities”) or junior in interest to the Company Debenture or any other Affiliate Debt Instrument issued by the Company; or

(3)                                  make any guarantee payments with respect to any guarantee of the Company of the debt securities of any subsidiary of the Company if such guarantee ranks on a parity with (“Parity Guarantees”) or junior in interest to the Company Debenture or any of such Affiliate Debt Instruments;

provided, however, that the following shall be permitted:

(a)                                  dividends or distributions in the form of common stock of the Company;

(b)                                 payments under the LLC Guarantee, the Trust Guarantee or any Investment Guarantee;

(c)                                  any declaration of a dividend in connection with the implementation of a shareholders’ rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto;

(d)                                 purchases of common stock related to the issuance of common stock or rights under any of the Company’s benefit plans; and

(e)                                  payments of interest on any of Parity Debt Securities or payments under any Parity Guarantees in respect of interest payments on debt securities of any subsidiary of the Company, in each case ratably and in proportion to the respective amount of (x) accrued and unpaid interest on such Parity Debt Securities or guaranteed by such Parity Guarantees, on the one hand, and (y) accumulated and unpaid distributions (including compounded amounts) on the Preferred Securities, on the other hand.

Section 14.2.                             Sale of Stock in the Event of Deferral of Distributions or Mandatory Deferral Event.  So long as any Preferred Securities remain outstanding, if (i) on any Distribution Payment Date, after giving effect to the distribution (if any) paid on such Distribution Payment Date, the full amount of Simple Distributions on the Preferred Securities is not paid on at least 20 scheduled Distribution Payment Dates (whether or not consecutive), the Company shall use its Commercially Reasonable Efforts to sell its Common Shares or shares of its perpetual preferred stock or (ii) a Mandatory Deferral Event has occurred and is continuing, the Company shall use its Commercially Reasonable Efforts to sell its Common Shares or shares of its Perpetual Deferrable Preferred Stock, in each case in an amount so that the net proceeds of such sales shall equal any unpaid Preferred Return on such Distribution Payment Date (the “Required Sale Proceeds”).  Subject to Section 6.2(a) in the event of the occurrence of a Mandatory Deferral Event, the Required Sale Proceeds shall be contributed by the Company to the LLC.  Notwithstanding the foregoing sentence, if the Company is required to conduct a sale of its Common Shares and/or perpetual preferred stock in order to pay amounts due and payable under any instrument that is pari passu with the Preferred Securities or the Trust Preferred Securities, the Company shall pay to the LLC an amount of the Required Sale Proceeds, the amount of which payment shall be ratable and in proportion to the respective amount of (x) accrued or accumulated and unpaid interest or distributions on such pari passu instrument, on the one hand, and (y) accumulated and unpaid distributions (including compounded amounts) on the Preferred Securities, on the other hand.

ARTICLE XV
TRANSFERS OF INTERESTS BY MEMBERS

Section 15.1.                             Transfer of Interests.

(a)                                  Preferred Securities are freely transferable on the books and records of the LLC.

(b)                                 Except as provided in the next sentence, the Managing Member may not assign or transfer its Interest in the LLC in whole or in part unless, prior to such assignment or transfer, the Managing Member has obtained the consent of the Holders of not less than 66⅔% in liquidation preference of the Preferred Securities. The Managing Member may assign or transfer its Interest in the LLC without such consent only to an entity that is the survivor of a merger or consolidation of the Managing Member in a transaction that meets the requirements of Section 2.10. “Permitted Successor” shall mean an entity that is an assignee or transferee of the Interest of the Managing Member as permitted by this Section 14.1(b). The admission of a Permitted Successor as a Managing Member of the LLC shall be effective upon the filing of an amendment to the Certificate with the Secretary of State of the State of Delaware that indicates that the Permitted Successor has been admitted as a Managing Member of the LLC. If the Managing

Member assigns its entire Interest, the Managing Member shall cease to be a Managing Member of the LLC simultaneously with the admission of the Permitted Successor as a Managing Member of the LLC.  Any such Permitted Successor is hereby authorized to and shall continue the business of the LLC without dissolution.

(c)                                  Except as provided above, no Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Agreement. Any transfer or purported transfer of any Interest not made in accordance with this Agreement shall be null and void.

Section 15.2.                             Definitive Preferred Securities Certificates; Persons Deemed Preferred Securities Holders.

(a)                                  The LLC shall only issue definitive Preferred Security Certificates to the Preferred Security Holders.

(b)                                 The LLC may treat the Person in whose name any Preferred Security Certificate shall be registered on the books and records of the LLC as the sole Holder of such Preferred Security Certificate and of the Preferred Securities represented by such Preferred Security Certificate for purposes of receiving distributions and for all other purposes whatsoever (including, without limitation, tax returns and information reports) and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Preferred Security Certificate or in the Preferred Securities represented by such Preferred Security Certificate on the part of any other Person, whether or not the LLC shall have actual or other notice thereof.

Section 15.3.                             Registrar and Paying Agent.

(a)                                  The Managing Member shall act as Registrar and Paying Agent for the Preferred Securities for so long as the Preferred Securities are held by the Trust.

(b)                                 Except in such case where the Managing Member shall act as Registrar or Paying Agent pursuant to Section 14.4(a) hereof, the LLC shall maintain in the Borough of Manhattan, City of New York, State of New York (i) an office or agency where Preferred Securities may be presented for exchange (“Registrar”) and (ii) an office or agency where Preferred Securities may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Preferred Securities and of their exchange. The LLC may appoint the Registrar and the Paying Agent and may appoint one or more coregistrars and one or more additional paying agents in such other locations as it shall determine. The term “Paying Agent” includes any additional paying agent. The LLC may change any Paying Agent, Registrar or coregistrar without prior notice to any Holder. If the LLC fails to appoint or maintain another entity as Registrar or Paying Agent, the Managing Member shall act as such.

ARTICLE XVI
WITHDRAWAL, DISSOLUTION;
LIQUIDATION AND DISTRIBUTION OF ASSETS

Section 16.1.                             Withdrawal of Managing Member.  The Managing Member shall not at any time retire or withdraw from the LLC except as otherwise permitted hereunder. If the

Managing Member retires or withdraws in contravention of this Section 16.1, it shall indemnify, defend and hold harmless the LLC and the other Members from and against any losses, expenses, judgments, fines, settlements or damages suffered or incurred by the LLC or such other Members arising out of or resulting from such retirement or withdrawal.

Section 16.2.                             Dissolution of the LLC.

(a)                                  The LLC shall not be dissolved by the admission of Members in accordance with the terms of this Agreement. The death, withdrawal, bankruptcy or dissolution of a Non-Managing Member, or the occurrence of any other event which terminates the Interest of a Non-Managing Member in the LLC, shall not, in and of itself, cause the LLC to be dissolved and its affairs wound up. To the fullest extent permitted by applicable law, upon the occurrence of any such event, the Managing Member may, without any further act, vote on approval of any Member, admit any Person to the LLC as an additional or substitute Non-Managing Member in the LLC, which admission shall be effective as of the date of the occurrence of such event, and the business of the LLC shall be continued without dissolution.

(b)                                 The LLC shall be dissolved and its affairs shall be wound up upon the earliest to occur of any of the following events:

(i)                                     upon the bankruptcy or insolvency of the Managing Member;

(ii)                                  upon the assignment by the Managing Member of its entire interest in the LLC when the assignee is not admitted to the LLC as a managing member of the LLC in accordance with this Agreement or the filing of a certificate of dissolution or its equivalent with respect to the Managing Member, or the revocation of the Managing Member’s charter and the expiration of 90 days after the date of notice to the Managing Member of revocation without a reinstatement of its charter, or if any other event occurs that causes the Managing Member to cease to be a managing member of the LLC under the LLC Act, unless the business of the LLC is continued in accordance with the LLC Act;

(iii)                               the entry of a decree of judicial dissolution under the Act;

(iv)                              the LLC has redeemed or otherwise purchased all of the Preferred Securities;

(v)                                 the written consent of all Members;

(vi)                              upon the election of the Managing Member, following the occurrence and continuation of a Special Event;

(vii)                           upon written direction of the Special Representative pursuant to Section 6.3; or

(viii)                        the stated maturity of the Preferred Securities on August 19, 2065.

(c)                                  Upon dissolution of the LLC, the Liquidator shall promptly notify the Members of such dissolution.

Section 16.3.                             Liquidation.

(a)                                  In the event of the dissolution of the LLC for any reason, the Managing Member (or, if the LLC is dissolved pursuant to Section 16.2(b)(i), (ii) or (iii), then a liquidating agent appointed by the Holders of a Majority in Liquidation Preference of Preferred Securities (the Managing Member or such Person so appointed is hereinafter referred to as the “Liquidator”)) shall commence to wind up the affairs of the LLC and to liquidate the LLC’s assets; provided, however, that a reasonable time shall be allowed for the orderly liquidation of the assets of the LLC and the satisfaction of liabilities to creditors so as to enable the Members to minimize the normal losses attendant upon liquidation. The Members shall continue to share all income, losses and distributions during the period of liquidation in accordance with Articles IV and VI.  Subject to the provisions of this Article XV, the Liquidator shall have full right and unlimited discretion to determine the time, manner and terms of any sale or sales of LLC property pursuant to such liquidation in order to make any distributions in cash to creditors, if any, required by Section 16.4, giving due regard to the activity and condition of the relevant market and general financial and economic conditions.  The holders of the Preferred Securities and the Managing Member Interest shall be entitled to receive all remaining assets of the LLC in kind distributed in accordance with Section 16.4.

(b)                                 The Liquidator shall have all of the rights and powers with respect to the assets and liabilities of the LLC in connection with the dissolution and termination of the LLC that the Managing Member would have with respect to the assets and liabilities of the LLC during the term of the LLC, and the Liquidator is hereby expressly authorized and empowered to execute any and all documents necessary or desirable to effectuate the dissolution and termination of the LLC and the transfer of any assets.

(c)                                  Notwithstanding the foregoing, a Liquidator that is not a Managing Member shall not, by virtue of acting in such capacity, be deemed a Member in this LLC and shall not have any of the economic interests in the LLC of a Member; and such Liquidator may be compensated for its services to the LLC at normal customary and competitive rates for its services to the LLC as reasonably determined by all the Non-Managing Members.

Section 16.4.                             Distributions in Liquidation.  The assets of the LLC (or the proceeds thereof) shall be applied in the following order of priority (and without regard to the non-mandatory provisions of 18-801 of the Act):

(i)                                     FIRST, to creditors of the LLC, including Members who are creditors, to the extent otherwise permitted by law, in satisfaction of the liabilities of the LLC (whether by payment or the making of reasonable provisions for payment thereof), other than liabilities for distributions to Members;

(ii)                                  SECOND, following any allocations required under Article IV of the Agreement, to the Holders of the Preferred Securities an amount equal to the positive Capital Account balance of the Preferred Securities until such Capital Account balance equals zero; and

(iii)                               THIRD, following any allocations required under Article IV of the Agreement, to the Holder of the Managing Member Interest an amount equal to the positive Capital Account balance of the Managing Member Interest until such Capital Account balance equals zero.

Section 16.5.                             Rights of Non-Managing Members.  Each Non-Managing Member shall look solely to the assets of the LLC for all distributions with respect to the LLC and such Member’s capital contribution (including returns thereof), and such Member’s share of profits or losses thereof, and shall have no recourse therefor (upon dissolution or otherwise) against the Company, except under the LLC Guarantee. No Member shall have any right to demand or receive property other than cash upon dissolution and termination of the LLC.

Section 16.6.                             Termination.  The LLC shall terminate when all of the assets of the LLC shall have been disposed of and the assets shall have been distributed as provided in Section 15.4 and the Liquidator has executed and caused to be filed a certificate of cancellation of the LLC.

ARTICLE XVII
AMENDMENTS AND MEETINGS

Section 17.1.                             General.  Any of the Preferred Securities that are owned by the Managing Member or by any of its Affiliates, either directly or indirectly, shall not be entitled to vote or consent with respect to any Preferred Security owned by it, and shall, for purposes of such vote or consent, be treated as if they were not outstanding; provided, however, that Persons otherwise eligible to vote to whom the Managing Member or any of its subsidiaries have pledged Preferred Securities may vote or consent with respect to such pledged Preferred Securities.

Section 17.2.                             Amendments.

(a)                                  Except as provided by Article VIII or this Article XVII, this Agreement may be amended by, and only by, a written instrument executed by the Managing Member without the consent of any Non-Managing Member; provided, however, that no amendment shall be made, and any such purported amendment shall be void and ineffective, to the extent the result thereof would be to (i) cause the LLC to be treated for United States federal income tax purposes as an association or a publicly traded partnership taxable as a corporation or (ii) require the LLC to register as an investment company under the Investment Company Act.

(b)                                 If any proposed amendment of this Agreement provides for, or the Managing Member otherwise proposes to effect, any amendment that would (i) change the amount or timing of any distribution of the Preferred Securities or otherwise adversely affect the amount of any distribution required to be made in respect of the Preferred Securities as of a specified date or (ii) restrict the right of a Holder of Preferred Securities to institute suit for the enforcement of any such payment on or after such date, then the Holders of outstanding Preferred Securities shall be entitled to vote on such amendment or proposal of the Managing Member (but not on any other amendment or proposal) as a class and such amendment or proposal shall not be effective except with the approval of all Holders of outstanding Preferred Securities.

(c)                                  If any proposed amendment of this Agreement provides for, or the Managing Member otherwise proposes to effect, (i) any action that would adversely affect the rights, preferences or privileges of the Holders of the Preferred Securities, whether by way of amendment of this Agreement or otherwise (including, without limitation, the authorization or issuance of any Non-Managing Membership interests in the LLC ranking, as to participation in profits or distributions, or in the assets of the LLC, senior to the Preferred Securities and any amendment of this Section 17.2) or (ii) the dissolution, winding up or termination of the LLC, other than as described under Sections 2.10 and 16.2 of this Agreement, then the Holders of outstanding Preferred Securities shall be entitled to vote on such amendment or proposal of the Managing Member (but not on any other amendment or proposal) as a class and such amendment or proposal shall not be effective except with the approval of Holders of a Majority in Liquidation Preference of Preferred Securities having a right to vote on the matter; provided, however, that if the Property Trustee on behalf of the Trust is the Holder of the Preferred Securities, any such amendment or proposal shall not be effective without the prior or concurrent approval of the Holders of a majority in liquidation amount of the outstanding Trust Preferred Securities having a right to vote on such matters; provided, further, that no such approval shall be required if the dissolution, winding up or termination of the LLC is proposed or initiated upon the initiation of proceedings, or after proceedings have been initiated, for the dissolution, winding up, liquidation or termination of the Managing Member.

(d)                                 Notwithstanding Section 17.2(c), this Agreement may be amended without the consent of the Holders of the Preferred Securities to:

(i)                                     cure any ambiguity or to correct or supplement any provision in this Agreement that may be defective or inconsistent with any other provision of this Agreement;

(ii)                                  add to the covenants, restrictions or obligations of the Managing Member;

(iii)                               maintain the status of the LLC as a partnership for U.S. federal income tax purposes;

(iv)                              comply with the requirements of the Commission in order to effect or maintain qualification of the Declaration of Trust or this Agreement under the Trust Indenture Act or to ensure that the Trust or the LLC is not required to register as an investment company under the Investment Company Act;

(v)                                 modify, eliminate and add to any provision of this Agreement to such extent as may be deemed necessary or desirable by the Managing Member; provided, that such modification, elimination or addition does not have a material adverse effect on the rights, preferences or privileges of the Holders of the Preferred Securities; or

(vi)                              conform the terms of this Agreement to the terms of the Preferred Securities and the Managing Member Interest as set forth in the Offering Memorandum dated August 12, 2005, of the Trust and the Company relating to the Trust Preferred Securities.

Section 17.3.                             Amendment of Certificate.  In the event this Agreement shall be amended pursuant to Section 16.2, the Managing Member shall amend the Certificate to reflect such change if it deems such amendment of the Certificate to be necessary or appropriate.

Section 17.4.                             Meetings of Members.

(a)                                  Meetings of the Non-Managing Members who are Holders may be called at any time by the Managing Member to consider and act on any matter on which Non-Managing Members are entitled to act under the terms of this Agreement or the Act. The Managing Member shall call a meeting of Holders if directed to do so by Holders of no less than 10% in Liquidation Preference as permitted by this Agreement. Such direction shall be given by delivering to the Managing Member a request in writing stating that the signing Non-Managing Members desire to call a meeting and indicating the general or specific purpose for which the meeting is to be called. Any Non-Managing Members calling a meeting shall specify in writing the Preferred Security Certificates held by the Non-Managing Members exercising the right to call a meeting and only those specified Interests shall be counted for purposes of determining whether the required percentage set forth in the second sentence of this paragraph has been met. Except to the extent otherwise provided in this Agreement, the following provisions shall apply to meetings of Members.

(b)                                 Notice of any such meeting shall be given to all Non-Managing Members having a right to vote thereat not less than seven Business Days nor more than 60 days prior to the date of such meeting. Each such notice shall set forth the date, time and place of the meeting or the date by which such action is to be taken, a description of any matter proposed for adoption at such meeting on which Holders are entitled to vote or of such matters upon which written consent is sought and instructions for the delivery of proxies or written consents.

(c)                                  Any action that may be taken at a meeting of the Non-Managing Members may be taken without a meeting if a consent in writing setting forth the action so taken is signed by Non-Managing Members owning not less than the minimum Interests that would be necessary to authorize or take such action at a meeting in which all Non-Managing Members having a right to vote thereon were present and voting. Prompt notice of the taking of action without a meeting shall be given to the Non-Managing Members entitled to vote who have not consented in writing. The Managing Member may provide that any written ballot submitted to the Non-Managing Members for the purpose of taking any action without a meeting shall be returned to the LLC within a specified time.

(d)                                 Each Member may authorize any Person to act for it by proxy on all matters as to which a Member is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Member or its attorney-in-fact. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Member executing it. Except as otherwise provided herein, or pursuant to Section 16.4(f), all matters relating to the giving, voting or validity of proxies shall be governed by the General

Corporation Law of the State of Delaware relating to proxies, and judicial interpretations thereunder, as if the LLC were a Delaware corporation and the Non-Managing Members were stockholders of a Delaware corporation.

(e)                                  Each meeting of Members shall be conducted by the Managing Member or by such other Person that the Managing Member may designate.

(f)                                    The Managing Member may establish all other reasonable procedures relating to meetings of Non-Managing Members or the giving of written consents, in addition to those expressly provided, including notice of time, place or purpose of any meeting at which any matter is to be voted on by any Members, waiver of any such notice, action by consent without a meeting, the establishment of a Record Date, quorum requirements, voting in person or by proxy or any other matter with respect to the exercise of any such right to vote.

(g)                                 No vote or consent of the Holders of the Preferred Securities shall be required for the LLC to redeem and cancel Preferred Securities in accordance with this Agreement.

(h)                                 Holders of Preferred Securities shall have no rights to remove or replace the Managing Member.

ARTICLE XVIII
MISCELLANEOUS

Section 18.1.                             Notices.  All notices provided for in this Agreement shall be in writing, and shall be delivered or mailed by first class or registered or certified mail or, with respect to the LLC and Managing Member, telecopied, as follows:

(a)                                  if given to the LLC, in care of the Managing Member at the LLC’s mailing address set forth below:

Lehman Brothers Holdings E-Capital LLC I
c/o Lehman Brothers Holdings Inc.
1301 Avenue of the Americas
New York, New York 10019
Attention:  Corporate Counsel
Facsimile: (212) 526-0339

(b)                                 if given to the Managing Member, at its mailing address set forth below:

Lehman Brothers Holdings Inc.
1301 Avenue of the Americas
New York, New York 10019
Attention:  Corporate Counsel
Facsimile: (212) 526-0339

(c)                                  if given to any other Member at the address set forth on the books and records of the LLC.

Section 18.2.                             Power of Attorney.  Each Holder of a Preferred Security does hereby constitute and appoint the Managing Member, and if applicable, any Special Representative appointed pursuant to Section 8.1 of this Agreement, as its true and lawful representative and attorney-in-fact, in its name, place and stead to make, execute, sign, deliver and file (a) any amendment of the Certificate required because of an amendment of this Agreement or in order to effect any change in the LLC, (b) this Agreement, (c) any amendments to this Agreement and (d) all such other instruments, documents and certificates which from time to time may be required by the laws of the United States of America, the State of Delaware or any other jurisdiction, or any political subdivision or agency thereof, to effectuate, implement and continue the valid and subsisting existence of the LLC or to dissolve the LLC for any other purpose consistent with this Agreement and the transactions contemplated hereby.

The power of attorney granted hereby is coupled with an interest and shall (a) survive and not be affected by the subsequent death, incapacity, disability, dissolution, termination, or bankruptcy of the Holder granting the same or the transfer of all or any portion of such Holder’s Interest and (b) extend to such Holder’s successors, assigns and legal representatives.

Section 18.3.                             Entire Agreement.  This Agreement constitutes the entire agreement among the parties. It supersedes any prior agreement or understandings among them, and it may not be modified or amended in any manner other than as set forth herein.

Section 18.4.                             GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE AND ALL RIGHTS AND REMEDIES SHALL BE GOVERNED BY SUCH LAWS WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

Section 18.5.                             Effect.  Except as herein otherwise specifically provided, this Agreement shall be binding upon and inure to the benefit of the parties and their legal representatives, successors and assigns.

Section 18.6.                             Pronouns and Number.  Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the masculine, feminine or neuter shall include the masculine, feminine and neuter.

Section 18.7.                             Captions.  Captions, headings, and subheadings contained in this Agreement are included for convenience and identification purposes only and in no way define, limit or extend the scope or intent of this Agreement or any provision herein.

Section 18.8.                             Partial Enforceability.  If any provision of this Agreement, or the application of such provision to any Person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to Persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

Section 18.9.                             Counterparts.  This Agreement may contain more than one counterpart of the signature page and this Agreement may be executed by the affixing of the signature of each of the Members to one of such counterpart signature pages. All of such counterpart signature pages shall be read as though one, and they shall have the same force and effect as though all of the signers had signed a single signature page.

Section 18.10.        Waiver of Partition.  Each Member hereby irrevocably waives any and all rights (if any) that such Member may have to maintain any action for partition of any of the LLC’s property.

Section 18.11.        Remedies.  The failure of any party to seek redress for violation of, or to insist upon the strict performance of, any provision of this Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive its right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above stated.

MANAGING MEMBER:

Lehman Brothers Holdings Inc., a Delaware corporation

By:	/s/ Barrett S. DiPaolo
	Name:	Barrett S. DiPaolo
	Title:	Vice President

NON-MANAGING MEMBER:

Lehman Brothers Holdings E-Capital Trust I

By:	/s/ Barrett S. DiPaolo
	Name:	Barrett S. DiPaolo
	Title:	Regular Trustee

SCHEDULE 1

LIST OF MEMBERS

Lehman Brothers Holdings Inc.	MANAGING MEMBER

Lehman Brothers Holdings E-Capital Trust I	NON-MANAGING MEMBER

ANNEX A

FORM OF PREFERRED SECURITY CERTIFICATE

PS-1

Certificate Evidencing

300,001 Preferred Securities

of

Lehman Brothers Holdings E-Capital LLC I

Floating Rate Preferred Securities

(liquidation preference of $1,000 per Preferred Security)

Lehman Brothers Holdings E-Capital LLC I, a limited liability company formed under the laws of the State of Delaware (the “LLC”), hereby certifies that JPMorgan Chase Bank, N.A., a property trustee pursuant to the Declaration of Trust of Lehman Brothers Holdings E-Capital Trust I, dated August 19, 2005 (the “Holder”), is the registered owner of preferred Interests of the LLC representing Non-Managing Member Interests in the LLC designated the Floating Rate Preferred Securities (liquidation preference of $1,000 per Preferred Security) (the “Preferred Securities”).  The Preferred Securities are freely transferable on the books and records of the LLC, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer.  The designation, rights, powers, privileges, restrictions, preferences and other terms and provisions of the Preferred Securities represented hereby are set forth in, issued under and shall in all respects be subject to the provisions of the Limited Liability Company Agreement of Lehman Brothers Holdings E-Capital LLC I dated as of August 19, 2005, as the same may be amended from time to time (the “LLC Agreement”).  Capitalized terms used herein but not defined shall have the meaning given them in the LLC Agreement.  The Holder is entitled to the benefits of the LLC Guarantee to the extent provided therein.  The LLC shall provide a copy of the LLC Agreement and the LLC Guarantee to a Holder without charge upon written request to the LLC at its principal place of business.

Upon receipt of this certificate, the Holder is admitted to the LLC as a Non-Managing Member, is bound by the LLC Agreement and is entitled to the benefits thereunder.  Each Holder of a Preferred Security, by acceptance of this Certificate and each Certificate owner, by acquisition of a beneficial interest in a Certificate, agrees to treat the Company Debenture, and any other Affiliate Debt Instruments that are treated as debt instruments by the relevant Investment Affiliates and by the LLC as indebtedness for United States federal income tax purposes.  The Holders of Preferred Securities agree to treat the LLC as a partnership (other than a publicly traded partnership taxable as a corporation) for all tax purposes.

IN WITNESS WHEREOF, the LLC has executed this certificate this     th day of                       , 2005.

Lehman Brothers Holdings E-Capital LLC I

By: Lehman Brothers Holdings Inc.,
as Managing Member

By:
	Name:	Barrett S. DiPaolo
	Title:	Vice President

(See reverse for additional terms)

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[REVERSE OF SECURITY]

Distributions are payable on each Preferred Security and shall accumulate as described in the LLC Agreement.  Distributions on the Preferred Securities shall only be made to the extent that the LLC has funds legally available for the payment of such distributions.

Except as otherwise described herein, distributions on the Preferred Securities shall be cumulative, shall accumulate from the date of initial issuance and. shall be payable quarterly in arrears in cash, on February 19, May 19, August 19 and November 19 of each year, commencing on November 21, 2005, subject to Article VI of the Agreement.  If the Trust Preferred Securities are in book-entry-only form, distributions shall be payable to the Holders of record of Preferred Securities as they appear on the books and records of the LLC on the relevant Record Dates, which shall be one Business Day prior to the relevant payment dates.  If the Trust or the Property Trustee is the Holder of the Preferred Securities, all distributions of cash shall be made by wire transfer of same day funds to such Holder by 10:00 a.m., New York City time, on the applicable Distribution Payment Date.  Distributions payable on any Preferred Securities that are not punctually paid on any Distribution Payment Date shall cease to be payable to the Person in whose name such Preferred Securities are registered on the relevant Record Date, and such distribution shall instead be payable to the Person in whose name such Preferred Securities are registered on the special Record Date or other specified date for payment of such defaulted or accumulated distribution.  If the Trust Preferred Securities are not in book-entry-only form, the relevant Record Dates shall be as determined by the Managing Member; provided, that such date shall be at least one Business Day prior to the relevant payment dates.  In the event that any date on which distributions are payable is not a Business Day and a London Business Day, payment of such distribution shall be made on the next succeeding day which is a Business Day and a London Business Day unless such day falls in the next calendar month, in which case the distribution payment date shall be the immediately preceding Business Day and London Business Day.  Distributions will accrue to the date that such distributions are actually paid.

The Preferred Securities shall be redeemable as provided in the LLC Agreement.

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ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Preferred Security Certificate to:

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee)

and irrevocably appoints

agent to
transfer this Preferred Security Certificate on the books of the LLC. The agent may substitute another to act for him or her.

Date:
Signature:
(Sign exactly as your name appears on the other side of this Preferred Security Certificate)

EXHIBIT A

Form of Indenture of Company

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EXHIBIT B

Form of Language for Investment Guarantee

Except as otherwise set forth in a supplemental indenture or provided in or pursuant to a Board Resolution and set forth in an Officers’ Certificate, the Company hereby unconditionally guarantees to the Holder of the Securities of each series authenticated and delivered by the Trustee, and to the Trustee all payments due to the Trustee from the Affiliates of the Company, and on behalf of each such Holder, the due and punctual payment of the principal (including any amount in respect of original issue discount) of, and premium, if any, and interest, if any, on such Securities and the due and punctual payment of the sinking fund payments, if any, and analogous obligations, if any, provided for pursuant to the terms of such Securities, when and as the same shall become due and payable, whether at maturity or upon redemption or upon declaration of acceleration or otherwise, according to the terms of such Securities and of the Indenture and this Supplemental Indenture.  The Company agrees that in case of default by the Company in the payment of any such principal (including any amount in respect of original issue discount), premium, interest, sinking fund payment, or analogous obligation, the Company shall duly and punctually pay the same, as if such payment were made by the Company.  The Company hereby agrees that its obligations hereunder shall be absolute and unconditional, irrespective of any extension of the time for payment of any such Security, any modification of any such Security or any supplemental indenture or Board Resolution and Officers’ Certificate relating thereto, any invalidity, irregularity or unenforceability of any such Security or the Indenture or this Supplemental Indenture, any failure or delay to enforce the same or any waiver, modification, consent or indulgence granted to the Company with respect thereto by the Holder of such Security or the Trustee, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or guarantor.

The Company further agrees that the Investment Guarantee herein constitutes a guarantee of payment when due (and not a guarantee of collection) and waives (to the extent that it may lawfully do so) any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Investment Guarantee.

The Company hereby waives (to the extent that it may lawfully do so) diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a demand or proceeding first against the Company, protest or notice with respect to any such Security or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this Investment Guarantee shall not be discharged as to any such Security except by payment in full of the principal (including any amount payable in respect of original issue discount) of, and premium, if any, and interest, if any, and payment of the sinking fund payments, if any, and analogous obligations, if any, thereon.

The Company agrees that the Investment Guarantee with respect to each series of Securities shall remain in full force and effect until payment in full of all the Securities of such series. The Company further agrees that the Investment Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of the principal (including any amount payable in respect of original issue discount) of, and premium, if

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any, and interest, if any, and payment of the sinking fund payments, if any, and analogous obligations, if any, on any series of Securities is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

The Company further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated for the purposes of any Investment Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of the obligations guaranteed hereby, such obligations (whether or not due and payable) shall forthwith become due and payable by the Company for the purposes of this Section.

The Company shall be subrogated to all rights of the Holders of the Securities of a series against the Company in respect of any amounts paid by the Company on account of such Security pursuant to the provisions of the Investment Guarantees or this Indenture; provided, however, that the Company agrees that it shall not be entitled to any right of subrogation in relation to the Holders until payment in full of the principal (including any amount payable in respect of original issue discount) of, and premium, if any, and interest, if any, and payment of the sinking fund payments, if any, and analogous obligations, if any, on all Securities of such series.  The Company hereby waives (to the extent that it may lawfully do so) any and all rights to which it may be entitled, by operation of law or otherwise, upon making any payment hereunder (i) any right to which it may be entitled to have the assets of the Company first be used and depleted as payment of the Company’s or the Company’s obligations hereunder prior to any amounts being claimed from or paid by the Company hereunder; or (ii) to receive any payment, in the nature of contribution or for any other reason, from any other obligor with respect to such payment.

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